                                                                     EXHIBIT 4.1

                                NORTHROP GRUMMAN
                     ELECTRONIC SENSORS & SYSTEMS DIVISION
                                SAVINGS PROGRAM

                            Effective March 1, 1996

                               TABLE OF CONTENTS


ARTICLE 1--Introduction..............................................   1
     Section 1.01.  Introduction.....................................   1
     Section 1.02.  Effective Date...................................   1
     Section 1.03.  Sponsor..........................................   1
     Section 1.04.  Construction.....................................   1
     Section 1.05.  Predecessor Plan.................................   1
     Section 1.06.  Requirement of IRS Approval......................   1

ARTICLE 2--Definitions...............................................   2
     Section 2.01.  Account..........................................   2
     Section 2.02.  Affiliated Companies.............................   2
     Section 2.03.  Alternate Payee..................................   2
     Section 2.04.  Beneficiary......................................   2
     Section 2.05.  Board............................................   2
     Section 2.06.  Change in Control................................   2
     Section 2.07.  Code.............................................   2
     Section 2.08.  Committee........................................   2
     Section 2.09.  Company..........................................   2
     Section 2.10.  Company Matching Contribution....................   2
     Section 2.11.  Company Stock....................................   2
     Section 2.12.  Compensation.....................................   2
     Section 2.13.  Direct Rollover..................................   2
     Section 2.14.  Distributee......................................   2
     Section 2.15.  Eligible Employee................................   2



     Section 2.16.  Eligible Retirement Plan.........................   3
     Section 2.17.  Eligible Rollover Distribution...................   3
     Section 2.18.  Employee.........................................   3
     Section 2.19.  Employer.........................................   3
     Section 2.20.  ERISA............................................   3
     Section 2.21.  ESOP.............................................   3
     Section 2.22.  Hours of Service.................................   3
     Section 2.23.  Investment Committee.............................   3
     Section 2.24.  Investment Fund..................................   3
     Section 2.25.  Investment Manager...............................   3
     Section 2.26.  Layoff...........................................   4
     Section 2.27.  Leased Employee..................................   4
     Section 2.28.  Mandatory Commencement Date......................   4
     Section 2.29.  Non-Vested Participant...........................   4
     Section 2.30.  Normal Retirement Date...........................   4
     Section 2.31.  Northrop Grumman Fund............................   4
     Section 2.32.  Participant......................................   4
     Section 2.33.  Plan.............................................   4
     Section 2.34.  Plan Year........................................   4
     Section 2.35.  Predecessor Plan.................................   4
     Section 2.36.  Qualified Domestic Relations Order...............   4
     Section 2.37.  Retired Participant..............................   5
     Section 2.38.  Rollover Distribution............................   5
     Section 2.39.  Service..........................................   5
     Section 2.40.  Special Assignment Employee......................   5



     Section 2.41.  Stable Value Fund................................   5
     Section 2.42.  Standard Contributions...........................   5
     Section 2.43.  Tax-Deferred Contributions.......................   5
     Section 2.44.  Terminated Participant...........................   5
     Section 2.45.  Totally Disabled Participant.....................   5
     Section 2.46.  Trust Agreement..................................   5
     Section 2.47.  Trustee..........................................   5
     Section 2.48.  Trust Fund.......................................   5
     Section 2.49.  Valuation Date...................................   5
     Section 2.50.  Vested Participant...............................   5
     Section 2.51.  Westinghouse Stock...............................   6
     Section 2.52.  Westinghouse Stock Fund..........................   6

ARTICLE 3--Eligible Employees........................................   7
     Section 3.01.  In General.......................................   7
     Section 3.02.  Eligible Employees...............................   7
     Section 3.03.  Special Assignment Employees.....................   7
     Section 3.04.  Leased Employees.................................   7

ARTICLE 4--Participation.............................................   8
     Section 4.01.  In General.......................................   8
     Section 4.02.  Transfers........................................   8
     Section 4.03.  Rehired Employees................................   8
     Section 4.04.  Cessation of Active Participation................   8



ARTICLE 5--Contributions.............................................   9
     Section 5.01.  Compensation.....................................   9
     Section 5.02.  Compensation Limit...............................   9
     Section 5.03.  Participant Savings Contributions................   9
     Section 5.04.  Company Matching Contributions...................  10
     Section 5.05.  Election of Savings Contributions................  10
     Section 5.06.  Changing or Suspending Contributions.............  10
     Section 5.07.  Disposition of Forfeitures.......................  10

ARTICLE 6--Limitations on Contributions..............................  11
     Section 6.01.  In General.......................................  11
     Section 6.02.  Dollar Limit on Participant Contributions........  11
     Section 6.03.  Limits on Highly Compensated Employees...........  11
     Section 6.04.  Section 415 Limitations..........................  11
     Section 6.05.  Committee Authority..............................  11

ARTICLE 7--Vesting...................................................  12
     Section 7.01.  Standard and Tax-Deferred Accounts...............  12
     Section 7.02.  Company Matching Contribution Account............  12
     Section 7.03.  Forfeiture and Restoration.......................  12
     Section 7.04.  Change in Control................................  12

ARTICLE 8--Service...................................................  13
     Section 8.01.  In General.......................................  13
     Section 8.02.  Service With Various Employers...................  13
     Section 8.03.  Service as Leased Employee.......................  13
     Section 8.04.  Service..........................................  13
     Section 8.05.  Hours of Service.................................  15



ARTICLE 9--Accounts..................................................  17
     Section 9.01.  Participant Accounts.............................  17
     Section 9.02.  Valuation Of Accounts............................  17
     Section 9.03.  Benefits Not Assignable..........................  17

ARTICLE 10--Investments..............................................  18
     Section 10.01. In General.......................................  18
     Section 10.02. Investment Elections.............................  18
     Section 10.03. Changes In Investment Elections..................  18
     Section 10.04. Transfers Between Funds..........................  18
     Section 10.05. Rollovers and Transfers..........................  18
     Section 10.06. Terminated Participants..........................  19
     Section 10.07. Committee Rules..................................  19

ARTICLE 11--Post-Employment And Age 70-1/2 Distributions.............  20
     Section 11.01. In General.......................................  20
     Section 11.02. Terminated Participants--Small Accounts..........  20
     Section 11.03. Terminated Participants--Other Accounts..........  20
     Section 11.04. Retired Participants--Immediate Lump Sums........  20
     Section 11.05. Retired Participants--Installments...............  20
     Section 11.06. Retired Participants--Partial Distributions......  21
     Section 11.07. Disabled Participants............................  21
     Section 11.08. Age 70-1/2 Distributions.........................  21
     Section 11.09. Alternate Payees.................................  21
     Section 11.10. Commencement of Benefits.........................  22
     Section 11.11. Minimum Distributions............................  22
     Section 11.12. Committee Rules..................................  22



ARTICLE 12--Withdrawals..............................................  23
     Section 12.01. Eligibility for Withdrawals......................  23
     Section 12.02. Withdrawals from Standard Account................  23
     Section 12.03. Withdrawals from Tax-Deferred Account............  23
     Section 12.04. Withdrawals from Company Matching Contribution
                    Account..........................................  23
     Section 12.05. Hardship Withdrawals.............................  23
     Section 12.06. Ordering Rules...................................  24
     Section 12.07. Committee Rules..................................  25

ARTICLE 13--Loans....................................................  26
     Section 13.01. In General.......................................  26
     Section 13.02. Limitations on Loans.............................  26
     Section 13.03. Loan Accounting..................................  26
     Section 13.04. Rate of Interest.................................  27
     Section 13.05. Loan Security....................................  27
     Section 13.06. Loan Repayments..................................  27
     Section 13.07. Loan Defaults....................................  28
     Section 13.08. Predecessor Plan Loans...........................  28
     Section 13.09. Other Rules......................................  28

ARTICLE 14--Death Benefits...........................................  29
     Section 14.01. In General.......................................  29
     Section 14.02. Death of Active and Retired Participants.........  29
     Section 14.03. Death of Terminated Participant..................  29
     Section 14.04. Committee Rules..................................  29

ARTICLE 15--Beneficiaries............................................  30



     Section 15.01. In General.......................................  30
     Section 15.02. Married Participants.............................  30
     Section 15.03. Determining Marital Status and Spouse............  30
     Section 15.04. Spousal Consent..................................  30
     Section 15.05. Explanation......................................  30
     Section 15.06. Failure to Designate Beneficiary.................  31
     Section 15.07. Death of Beneficiary.............................  31

ARTICLE 16--Other Rules On Distributions.............................  32
     Section 16.01. Lost Payee.......................................  32
     Section 16.02. Administrative Delays............................  32
     Section 16.03. Facility of Payment..............................  32
     Section 16.04. Overpayment of Benefits..........................  32
     Section 16.05. Sale or Other Disposition of Business Unit.......  32
     Section 16.06. Direct Rollover..................................  33
     Section 16.07. Form of Distributions............................  33

ARTICLE 17--Administration...........................................  34
     Section 17.01. In General.......................................  34
     Section 17.02. The Committee....................................  34
     Section 17.03. Resignation of Committee Members.................  34
     Section 17.04. Conduct of Business..............................  34
     Section 17.05. Quorum...........................................  34
     Section 17.06. Voting...........................................  34
     Section 17.07. Records and Reports of the Committee.............  34
     Section 17.08. Powers of the Committee..........................  34



     Section 17.09. Allocation or Delegation of Duties and
                    Responsibilities.................................  35
     Section 17.10. Procedure for the Allocation or Delegation of
                    Fiduciary Duties.................................  35
     Section 17.11. Expenses of the Plan.............................  36
     Section 17.12. Indemnification..................................  36
     Section 17.13. Extensions of Time Periods.......................  36
     Section 17.14. Claims Procedures................................  36
     Section 17.15. Qualified Domestic Relations Orders..............  38

ARTICLE 18--Management of Funds......................................  39
     Section 18.01. The Trust........................................  39
     Section 18.02. The Trustee......................................  39
     Section 18.03. The Investment Committee.........................  39
     Section 18.04. Alternate Members................................  39
     Section 18.05. Actions by the Investment Committee..............  39
     Section 18.06. Investment Responsibilities......................  40
     Section 18.07. Liability and Indemnity..........................  40

ARTICLE 19--The Trust and the Trustee................................  41
     Section 19.01. In General.......................................  41

ARTICLE 20--Amendment and Termination................................  42
     Section 20.01. Right to Amend the Plan..........................  42
     Section 20.02. Termination or Reduction.........................  42
     Section 20.03. Partial Terminations.............................  42
     Section 20.04. Change in Control................................  43

ARTICLE 21--Mergers..................................................  44
     Section 21.01. Merger of Plans..................................  44



ARTICLE 22--Return of Contributions..................................  45
     Section 22.01. In General.......................................  45
     Section 22.02. Exceptions.......................................  45
     Section 22.03. Amount to be Returned............................  45

ARTICLE 23--Miscellaneous............................................  46
     Section 23.01. Headings.........................................  46
     Section 23.02. Construction.....................................  46
     Section 23.03. No Employment Rights.............................  46
     Section 23.04. Limitation to Trust Fund.........................  46
     Section 23.05. Separability.....................................  46
     Section 23.06. Top Heavy Rules..................................  46

                                   APPENDICES

APPENDIX A--Section 415 Limits.......................................  47
     Section A.01.  In General.......................................  47
     Section A.02.  Reductions Among Defined Contribution Plans......  47
     Section A.03.  Reductions Under the Overall Limit...............  47
     Section A.04.  Treatment of Excesses............................  47
     Section A.05.  Compensation.....................................  47
     Section A.06.  Annual Additions.................................  49

APPENDIX B--Top Heavy Provisions.....................................  50
     Section B.01.  Generally........................................  50
     Section B.02.  Vesting..........................................  50
     Section B.03.  Eligibility for Required Contributions...........  50
     Section B.04.  Required Contribution............................  50



     Section B.05.  Top-Heavy Minimum................................  50
     Section B.06.  Participants Under Defined Benefit Plans.........  51
     Section B.07.  Super Top-Heavy Plans............................  52
     Section B.08.  Leased Employees.................................  52
     Section B.09.  Determination of Top Heaviness...................  52
     Section B.10.  Determination of Super Top Heaviness.............  53
     Section B.11.  Calculation of Top-Heavy Ratios..................  53
     Section B.12.  Cumulative Accounts and Cumulative Accrued
                    Benefits.........................................  53
     Section B.13.  Other Definitions................................  55
     Section B.14.  Affiliated Companies.............................  55
     Section B.15.  Aggregation Group................................  55
     Section B.16.  Compensation.....................................  56
     Section B.17.  Determination Date...............................  57
     Section B.18.  Hour of Service..................................  57
     Section B.19.  Key Employee.....................................  57
     Section B.20.  Limitation Year..................................  59
     Section B.21.  Nonintegrated....................................  59
     Section B.22.  Special Member...................................  59
     Section B.23.  Test Period......................................  59
     Section B.24.  Year of Service..................................  59

APPENDIX C--The 401(k) and 401(m) Tests..............................  60
     Section C.01.  In General.......................................  60
     Section C.02.  Highly Compensated Employee......................  60
     Section C.03.  The 401(k) Test..................................  60



     Section C.04.  K Percentage.....................................  60
     Section C.05.  401(k) Limit.....................................  60
     Section C.06.  Highly Compensated Individual K Percentage Limit.  61
     Section C.07.  Excess Tax-Deferred Contributions................  61
     Section C.08.  Treatment of Excess Tax-Deferred Contributions...  61
     Section C.09.  Effect on Supplemental Contributions.............  62
     Section C.10.  K Test Family Aggregation........................  62
     Section C.11.  K Test Family Adjustments........................  63
     Section C.12.  The 401(m) Test..................................  63
     Section C.13.  S&C Percentage...................................  63
     Section C.14.  Highly Compensated Group Contribution Limit......  63
     Section C.15.  Highly Compensated Individual S&C Limit..........  65
     Section C.16.  Excess S&C Contributions.........................  65
     Section C.17.  Treatment of Excess S&C Contributions............  65
     Section C.18.  M Test Family Aggregation........................  66
     Section C.19.  M Test Family Adjustments........................  66
     Section C.20.  Reductions During the Year.......................  67
     Section C.21.  Multiple Use of the Alternative Limitation.......  67
     Section C.22.  Unmatched Company Contributions..................  67
     Section C.23.  Employee Stock Ownership Plan....................  67
     Section C.24.  Compensation.....................................  67

APPENDIX D--Highly Compensated Employees.............................  68
     Section D.01.  Highly Compensated Employee......................  68
     Section D.02.  Highly Compensated Participant...................  68
     Section D.03.  Lookback Year Determination......................  68



     Section D.04.  Current Year--5%-Owners..........................  68
     Section D.05.  Current Year--Others.............................  68
     Section D.06.  Special Election.................................  68
     Section D.07.  Five-Percent Owners..............................  68
     Section D.08.  Top-20% Group....................................  69
     Section D.09.  Counted Employees................................  69
     Section D.10.  Excluded Employees...............................  69
     Section D.11.  Nonresident Aliens...............................  69
     Section D.12.  Definition of Officers...........................  70
     Section D.13.  Maximum Number of Officers.......................  70
     Section D.14.  Family Aggregation for 5%-Owners and Top-10......  70
     Section D.15.  Rules for Family Aggregation.....................  70
     Section D.16.  Definition of Family Member......................  70
     Section D.17.  Family Rules and the Top-20% and Top-100
                    Groups...........................................  70
     Section D.18.  Compensation.....................................  70

APPENDIX E--Change in Control........................................  72
     Section E.01.  In General.......................................  72
     Section E.02.  Merger, Consolidation of Sale of Assets..........  72
     Section E.03.  Plan of Liquidation or Dissolution...............  72
     Section E.04.  Tender Offer or Substantial Acquisition of Shares  72
     Section E.05.  Substantial Change in Composition of Board.......  72

EXHIBIT AA...........................................................  73

                                   ARTICLE 1
                                 INTRODUCTION

  Section 1.01. Introduction. The Northrop Grumman Electronic Sensors & Systems
  ------------  ------------
Division Savings Program is a profit sharing plan and stock bonus plan that provides for pre-tax and after-tax participant contributions and employer matching contributions. The portion of the Plan which covers represented Employees is intended to be a collectively bargained plan subject to section 413 of the Code.

  Section 1.02. Effective Date. The Plan is effective March 1, 1996.
  ------------  --------------

  Section 1.03. Sponsor. The Plan sponsor is the Electronic Sensors & Systems
  ------------  -------
Division of Northrop Grumman Corporation.

  Section 1.04. Construction. The Plan is intended to be qualified under section
  ------------  ------------
401(a) of the Internal Revenue Code of 1986, as amended, and to include a qualified cash or deferred arrangement under section 401(k) of the Code, and is to be interpreted and administered accordingly. Whenever Plan language is drafted with respect to requirements for tax-qualified plans under the Code or ERISA or the regulations or rulings under the Code or ERISA, such language will be interpreted as intended only to implement such statute, regulation or ruling unless additional rights or benefits are given explicitly and clearly by the language of the Plan.

  Section 1.05. Predecessor Plan. The Plan was established by the Company as a
  ------------  ----------------
successor to the Westinghouse Savings Program, maintained by Westinghouse Electric Corporation ("Westinghouse") for the benefit of employees of the Westinghouse Electronic Systems Group as of February 29, 1996 who became employees of the Northrop Grumman Electronic Sensors & Systems Division as of March 1, 1996, and any other Eligible Employees of the Employer who may be employed by the Employer on or after March 1, 1996.

  Section 1.06. Requirement of IRS Approval. All benefits under this Plan are
  ------------  ---------------------------
entirely conditioned on the receipt by the Plan of a determination letter by the IRS approving the Plan's terms for qualification under section 401(a) of the Code.

                                   ARTICLE 2
                                  DEFINITIONS

  The following words and phrases shall have the meanings set forth below:

  Section 2.01. Account. The Account set up for each Participant. See Section
  ------------  -------
9.01.

  Section 2.02. Affiliated Companies. The Company and any other entity related
  ------------  --------------------
to the Company under the rules of section 414 of the Code, as more fully defined in Appendix B. The Affiliated Companies include Northrop Grumman Corporation and its 80%-owned subsidiaries and may include other entities as well.

  Section 2.03. Alternate Payee. The recipient or recipients of payments made
  ------------  ---------------
pursuant to a Qualified Domestic Relations Order.

  Section 2.04. Beneficiary. The person, or persons or entity named by a
  ------------  -----------
Participant by written designation to receive benefits in the event of the Participant's death as described in Article 15.

  Section 2.05. Board. The Board of Directors of the Company.
  ------------  -----

  Section 2.06. Change in Control. This term is defined in Appendix E.
  ------------  -----------------

  Section 2.07. Code. The Internal Revenue Code of 1986, as amended.
  ------------  ----

  Section 2.08. Committee. The administrator of the Plan described in Article
  ------------  ---------
17.

  Section 2.09. Company. Northrop Grumman Corporation.
  ------------  -------

  Section 2.10. Company Matching Contribution. A contribution made by the
  ------------  -----------------------------
Employer pursuant to Section 5.04 of the Plan.

  Section 2.11. Company Stock. Common stock of the Company.
  ------------  -------------

  Section 2.12. Compensation. This term is defined for most contribution
  ------------  ------------
purposes in Section 5.01. However, special definitions of Compensation are used in the Appendices and the Code sections they reference.

  Section 2.13. Direct Rollover. A payment by the Plan to the Eligible
  ------------  ---------------
Retirement Plan specified by the Distributee.

  Section 2.14. Distributee. A Distributee includes an Employee or former
  ------------  -----------
Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the spouse or former spouse.

  Section 2.15. Eligible Employee. An Employee described as eligible in Article
  ------------  -----------------
3.

  Section 2.16. Eligible Retirement Plan. An individual retirement account
  ------------  ------------------------
described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

  Section 2.17. Eligible Rollover Distribution. Any distribution of all or any
  ------------  ------------------------------
portion of the balance to the credit of the Distributee, not including:

  (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more;

  (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

  (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

  Section 2.18. Employee. An individual shall only be treated as an Employee if
  ------------  --------
he or she is reported on the payroll records of an Affiliated Company as a common law employee. This term does not include any other common law employee or any Leased Employee.

  Section 2.19. Employer. Northrop Grumman Electronic Sensors & Systems Division
  ------------  --------
and any Affiliated Company which adopts the Plan with the permission of the Board.

  Section 2.20. ERISA. The Employee Retirement Income Security Act of 1974, as
  ------------  -----
amended.

  Section 2.21. ESOP. The Northrop Grumman Electronic Sensors & Systems Division
  ------------  ----
Employee Stock Ownership Plan.

  Section 2.22. Hours of Service. This term is defined in Article 8.
  ------------  ----------------

  Section 2.23. Investment Committee. The Investment Committee appointed
  ------------  --------------------
pursuant to Section 18.03.

  Section 2.24. Investment Fund. An investment option, selected by the
  ------------  ---------------
Investment Committee, to which Participants may direct investment of amounts in their Accounts.

  Section 2.25. Investment Manager. An Investment Manager as defined under ERISA
  ------------  ------------------
or the Investment Committee. An Investment Manager is a fiduciary under the Plan.

  Section 2.26. Layoff. Termination of the employment of an Employee with the
  ------------  ------
Affiliated Companies through no fault of the Employee for lack of work for reasons associated with the business where the employer determines there is a reasonable expectation of recall within one year. Notwithstanding the foregoing, a person who would otherwise be considered to be on Layoff may take certain actions which would result in the severance of his or her relationship with the Employer. At the time such action is taken, that person shall become a voluntary quit and shall no longer be considered on Layoff.

  Section 2.27. Leased Employee. Any individual who is not an Employee but who
  ------------  ---------------
provides services to an Affiliated Company pursuant to an agreement between the Affiliated Company and any other person and who qualifies as a "leased employee" under section 414(n) of the Code, or would so qualify but for the requirement that the individual perform substantially full-time work for a period of at least one year.

  Section 2.28. Mandatory Commencement Date. The April 1 of the calendar year
  ------------  ---------------------------
following the year in which a Participant attains age 70-1/2.

  (a) A Participant whose birthday is June 30th is considered to turn 70-1/2 on December 30.

  (b) A Participant whose birthday is July 1 is considered to turn 70-1/2 on January 1.

  Section 2.29. Non-Vested Participant. A Participant who is not a Terminated
  ------------  ----------------------
Participant and who does not have a nonforfeitable right to his or her Company Matching Contribution Account.

  Section 2.30. Normal Retirement Date. The first of the month following the
  ------------  ----------------------
later of the month during which the Participant's 65th birthday occurs or the month during which the Participant completes five years of Service.

  Section 2.31. Northrop Grumman Fund. This is described under the ESOP.
  ------------  ---------------------

  Section 2.32. Participant. Any person who has an Account in the Plan.
  ------------  -----------

  Section 2.33. Plan. The Northrop Grumman Electronic Sensors & Systems Division
  ------------  ----
Savings Program, including the Northrop Grumman Electronic Sensors & Systems Division Employee Stock Ownership Plan.

  Section 2.34. Plan Year. The calendar year.
  ------------  ---------

  Section 2.35. Predecessor Plan. The Westinghouse Savings Program, a qualified
  ------------  ----------------
defined contribution plan maintained by Westinghouse Electric Corporation as of February 29, 1996.

  Section 2.36. Qualified Domestic Relations Order. A court order as defined in
  ------------  ----------------------------------
section 414(p) of the Code.

  Section 2.37. Retired Participant. A Participant who is no longer an Employee
  ------------  -------------------
and who has retired under a pension plan of the Affiliated Companies. This term does not refer to a Participant who has terminated with a right to a vested pension under a pension plan of the Affiliated Companies.

  Section 2.38. Rollover Distribution. One or more distributions which, under
  ------------  ---------------------
section 402 of the Code, are eligible for rollover to this Plan.

  Section 2.39. Service. This term is defined in Article 8.
  ------------  -------

  Section 2.40. Special Assignment Employee. This term is defined in Article 3.
  ------------  ---------------------------

  Section 2.41. Stable Value Fund. An Investment Fund designed primarily to
  ------------  -----------------
preserve capital and provide a relatively stable rate of interest.

  Section 2.42. Standard Contributions. Contributions to the Plan deducted from
  ------------  ----------------------
a Participant's Compensation on an after-tax basis in accordance with the Participant's election made under Section 5.03.

  Section 2.43. Tax-Deferred Contributions. Contributions to the Plan deducted
  ------------  --------------------------
from a Participant's Compensation on a pre-tax basis pursuant to section 401(k) of the Code and in accordance with the Participant's election made under Section 5.03.

  Section 2.44. Terminated Participant. A Participant (not including a
  ------------  ----------------------
Participant who has been on Layoff for 12 months or less or is employed by the Affiliated Companies) who is no longer an Employee and is not a Retired Participant, subject (in the case of sale or other disposition of a business unit of the Affiliated Companies) to the rules prescribed in Section 16.05.

  Section 2.45. Totally Disabled Participant. A Participant who at the time he
  ------------  ----------------------------
or she stops accruing Service has completed at least 10 years of Service and is not able, because of injury or sickness, to engage in any gainful occupation for which he or she is reasonably fitted by education, training or experience.

  Section 2.46. Trust Agreement. The agreement described in Article 19.
  ------------  ---------------

  Section 2.47. Trustee. The one or more trustees, banks, trust companies,
  ------------  -------
insurers or other individuals or entities which hold and manage the Trust Fund.

  Section 2.48. Trust Fund. The sum of the contributions made to the Plan and
  ------------  ----------
held by the Trustee, increased by the amount of any earnings and decreased by the amount of any losses, administrative expenses and benefit payments.

  Section 2.49. Valuation Date. Any date used for determining the value of
  ------------  --------------
investments and Accounts under Section 9.02.

  Section 2.50. Vested Participant. A Participant who has a nonforfeitable right
  ------------  ------------------
to his or her Company Matching Contribution Account under the rules of Article
7.

  Section 2.51. Westinghouse Stock. The common stock of Westinghouse Electric
  ------------  ------------------
Corporation.

  Section 2.52. Westinghouse Stock Fund. An Investment Fund under the Plan
  ------------  -----------------------
invested primarily in Westinghouse Stock.

                                   ARTICLE 3
                               ELIGIBLE EMPLOYEES

  Section 3.01. In General. Those Employees of the Affiliated Companies who may
  ------------  ----------
become eligible to make contributions to the Plan and to have contributions made for them by the Company are described in this Article.

  Section 3.02. Eligible Employees. An Eligible Employee is any Employee who is
  ------------  ------------------
either not represented or is employed in a unit represented by a labor organization or other representative which is recognized by an Employer as the representative of such unit for the purpose of collective bargaining and has entered into a written agreement with an Employer providing for participation in the Plan by the Employees in such unit, provided:

  (a) such Employee is in the regular service of an Employer and is not a Special Assignment Employee; or

  (b) such Employee is a citizen of the United States or a resident alien (as defined in section 7701(b) of the Code) who is an Employee of either a domestic subsidiary (as defined in section 407 of the Code) or of a foreign subsidiary as to which an Employer has entered into an agreement under section 3121(1) of the Code and with respect to whom contributions under a funded plan of deferred compensation (whether or not described in sections 401(a), 403(a) or 405(a) of the Code) are not provided by any person or company other than the Employer with respect to the remuneration paid to the citizens by the domestic or foreign subsidiary.

  Section 3.03. Special Assignment Employees. The term Special Assignment
  ------------  ----------------------------
Employee means a person who is categorized as a "Special Assignment Employee" in the personnel records of the Affiliated Companies or who is hired for a predetermined limited period of time, usually not to exceed two or three months, or for the purpose of completing a specific task that is anticipated not to exceed five months, and who has no expectation of continued employment beyond the completion of that task.

  Section 3.04. Leased Employees. Leased Employees are not eligible to make
  ------------  ----------------
contributions or to have contributions made for them by the Company under the Plan. However, the Company does elect to count Leased Employees as permitted by Treas. Reg. (S) 1.414(q)-1T, Q&A-7(b)(4).

                                   ARTICLE 4
                                 PARTICIPATION

  Section 4.01. In General. Any Eligible Employee as of March 1, 1996 who was a
  ------------  ----------
participant in the Predecessor Plan as of February 29, 1996 shall be a Participant in this Plan as of March 1, 1996. Any other Eligible Employee shall be eligible to enroll in the Plan immediately upon employment by an Employer. To enroll in the Plan an Eligible Employee must apply in accordance with reasonable procedures established by the Committee.

  Section 4.02. Transfers.
  ------------  ---------

  (a) If a Participant transfers employment from an Employer to any other unit of the Affiliated Companies, he or she shall remain a Participant for all purposes of the Plan, except that he or she shall not be eligible to contribute and no Company Matching Contributions shall be made on his or her behalf for the period of time he or she is employed by the Affiliated Companies.

  (b) If an Employee transfers from any other unit of the Affiliated Companies to an Employer and becomes an Eligible Employee, service with the Affiliated Companies shall be recognized as Service under this Plan.

  Section 4.03. Rehired Employees. If a Retired Participant or a Terminated
  ------------  -----------------
Participant is rehired as an Eligible Employee, he or she may immediately participate in the Plan, and any previous Service shall be restored. If a Retired Participant is rehired as an Eligible Employee and he or she has an Account remaining in this Plan, the Committee will segregate any new contributions into a separate Account so that the Account which had become withdrawable by the Participant in the status of a Retired Participant will remain available for immediate withdrawal.

  Section 4.04. Cessation of Active Participation. A Participant shall no longer
  ------------  ---------------------------------
be eligible to contribute to the Plan upon the earlier of the following:

  (a) The date the Participant ceases to be an Eligible Employee; or

  (b) The effective date of complete termination of the Plan under Article 20.

                                   ARTICLE 5
                                 CONTRIBUTIONS

  Section 5.01. Compensation. For purposes of determining contribution amounts
  ------------  ------------
pursuant to this Article,

  (a)  "Compensation" shall mean:

       (1) wages within the meaning of Code section 3401(a),

       (2) all other payments of compensation to an Employee by the Employer (in the course of the Employers' trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under sections 6041(d), 6051(a)(3) and 6052 of the Code, and

       (3) amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in the gross income of the Employee under sections 125, 402(e)(3) or 402(h) of the Code.

  (b) Notwithstanding (a), the term Compensation shall not include reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation; welfare benefits; and 100% of an annual incentive award, under a management incentive program, if paid to a Highly Compensated Employee.

  Section 5.02. Compensation Limit. To the extent required by section 401(a)(17)
  ------------  ------------------
of the Code, compensation counted under this Plan may not exceed $150,000, as indexed under IRS regulations.

  (a) In the event that section 401(a)(17) of the Code is amended after 1993, any additional limitations on counted compensation will automatically be applied without any further amendments being made to this Plan.

  (b) In determining the Compensation of an Employee for purposes of this limit, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation determined under this Plan prior to the application of this limitation.

  Section 5.03. Participant Savings Contributions. A Participant may elect to
  ------------  ---------------------------------
save at a rate of 2% to 20% of his or her Compensation, in increments of 1%, on a Standard basis, a pre-tax basis or a combination thereof.

  (a) Contributions to the Plan on an after-tax basis as Standard Contributions shall be allocated to the Participant's Standard Account and contributions to the Plan on a pre-tax basis as Tax-Deferred Contributions shall be allocated to the Participant's Tax-Deferred Account.

  (b) Contributions are subject to the limitations of Article 6.

  Section 5.04. Company Matching Contributions. As of the end of each calendar
  ------------  ------------------------------
month, for each dollar a Participant contributes on either a Standard basis or a Tax-Deferred basis, the Company shall contribute 50 cents into the Participant's Company Matching Contribution Account, subject to a maximum Company Matching Contribution of 3% of the Participant's Compensation for that month.

  (a) For purposes of this Section, with respect to Employees paid on a weekly basis, the term "calendar month" shall be construed as a reference to the several weekly payroll periods included by the Employer in a particular calendar month for accounting purposes.

  (b) Contributions are subject to the limitations of Article 6.

  Section 5.05. Election of Savings Contributions. Each Participant shall make
  ------------  ---------------------------------
such election with the Committee, in accordance with reasonable procedures established by the Committee, specifying the portion of his or her Compensation that is to be contributed to the Plan as Standard and/or Tax-Deferred Contributions. The election of the Participant shall remain in effect until a new election from that Participant is received by the Committee.

  Section 5.06. Changing or Suspending Contributions. A Participant may increase
  ------------  ------------------------------------
or decrease his or her rate of Standard and/or Tax-Deferred Contributions at any time by making a new election with the Committee in accordance with reasonable procedures established by the Committee.

  (a) A Participant may suspend Standard and/or Tax-Deferred Contributions at any time by providing notice to the Committee in accordance with reasonable procedures established by the Committee.

  (b) A Participant may recommence Standard and/or Tax-Deferred Contributions to the Plan at any time by making a new election with the Committee.

  (c) All elections of adjustments to contributions shall be effective as soon as practicable after the election is filed with the Committee.

  Section 5.07. Disposition of Forfeitures. Any amounts credited to any Account
  ------------  --------------------------
for a Participant that are forfeited by such Participant pursuant to any provision of the Plan shall not be returned to the Company but shall be used to reduce the obligations of the Company to make Company Matching Contributions under the Plan.

                                   ARTICLE 6
                         LIMITATIONS ON CONTRIBUTIONS

  Section 6.01. In General. This Article sets forth the limitations imposed by
  ------------  ----------
the federal tax laws on contributions which may be made to the Plan on behalf of Highly Compensated Employees (as defined in section 414(q) of the Code) as well as limitations applicable to all Participants.

  Section 6.02. Dollar Limit on Participant Contributions. In no event may a
  ------------  -----------------------------------------
Participant's Tax-Deferred Contributions (along with similar contributions under any plan maintained by the Affiliated Companies) in any Plan Year exceed $9,500.

  (a) The $9,500 amount is indexed in accordance with IRS regulations.

  (b) If a Participant elects a percentage of Compensation to be contributed as Tax-Deferred Contributions which is in excess of the limit of this Section, any excess will be contributed as Standard Contributions.

  Section 6.03. Limits on Highly Compensated Employees. All Participant Savings
  ------------  --------------------------------------
and Company Matching Contributions by or for Highly Compensation Employees are subject to the special limitations imposed by sections 401(k) and 401(m) of the Code. These rules are designed so that the amount of contributions for Highly Compensated Employees are limited based on the amount of contributions made for non-Highly Compensated Employees. The rules are set out in more detail in Appendix C.

  Section 6.04. Section 415 Limitations. The maximum amount of contributions to
  ------------  -----------------------
any Participant's Account in any Plan Year may not exceed the lesser of $30,000 (indexed in accordance with IRS regulations) or 25% of the Participant's compensation for the year. In certain cases, benefits under other plans may be counted towards these limits. Further rules governing the application of this Section appear in Appendix A.

  Section 6.05. Committee Authority. The Committee has the authority to reduce
  ------------  -------------------
contributions during the Plan Year, to repay contributions and to forfeit amounts in order to protect the tax qualification of the Plan and for reasons of administrative convenience.

                                   ARTICLE 7
                                    VESTING

  Section 7.01. Standard and Tax-Deferred Accounts. A Participant shall at all
  ------------  ----------------------------------
times be 100% vested in, and have a nonforfeitable right to, his or her Standard Account and Tax-Deferred Account.

  Section 7.02. Company Matching Contribution Account.
  ------------  -------------------------------------

  (a) A Participant as of March 1, 1996 who had a 100% vested interest in his or her account under the Predecessor Plan as of February 29, 1996 shall be 100% vested in his or her Company Matching Contribution Account as of March 1, 1996.

  (b) Any other Participant shall not be vested in any portion of his or her Company Matching Contribution Account until he or she accrues five years of Service, at which time he or she shall become 100% vested in, and have a nonforfeitable right to, his or her Company Matching Contribution Account.

  (c) Notwithstanding the foregoing, the Company Matching Contribution Account shall become 100% vested upon the retirement or death of a Participant.

  (d) Notwithstanding the foregoing, in the event a Participant's matched contributions for a year are reduced below the maximum level eligible for a match, by operation of the limits in Article 6, the corresponding Company Matching Contributions will be forfeited without regard to a Participant's vested status.

  Section 7.03. Forfeiture and Restoration. If a Participant terminates
  ------------  --------------------------
employment prior to becoming a Vested Participant, the current value of his or her Company Matching Contribution Account will be forfeited.

  (a) If the Terminated Participant is subsequently re-employed by an Employer or the Affiliated Companies, the dollar value of the forfeited amount shall be restored to his or her Company Matching Contribution Account without adjustment for gains or losses since the date of forfeiture.

  (b) Any forfeited amounts that are restored pursuant to this Section shall be invested in accordance with the investment election in effect at the time of restoration. In the event the Participant does not have a current investment election in effect, the restored amount will be invested in the Stable Value Fund.

  Section 7.04. Change in Control. In the event of a Change in Control of the
  ------------  -----------------
Company, each Participant shall be vested immediately in all amounts held in the Company Matching Contribution Account as of the date of such change and no such amounts may be subject to forfeiture. In such case, each Participant who is not a Retired Participant or a Terminated Participant shall be treated as a Vested Participant with regard to the inservice withdrawal provisions of Article 12.

                                   ARTICLE 8
                                    SERVICE

  Section 8.01. In General. This Article sets forth the rules for determining
  ------------  ----------
how much service an Employee has for purposes of vesting in the Company Matching Contribution portion of his or her Account.

  Section 8.02. Service With Various Employers. In counting an Employee's
  ------------  ------------------------------
Service, all employment with the Affiliated Companies is taken into account, not just employment with those Employers which have adopted the Plan.

  (a) Service with an employer before it becomes an Affiliated Company (or after it stops being an Affiliated Company) is not counted as Vesting Service.

  (b) Service with an Affiliated Company before March 1, 1996 is not counted.

  (c) In addition to service credited on and after March 1, 1996, an Employee's service under this Plan includes the "Eligibility Service" remaining to his or her credit as of February 29, 1996 under the Predecessor Plan. No credit will be given for "Eligibility Service" that was lost under the provisions of the Predecessor Plan, as those provisions existed from time to time, except to the extent such service can be regained through buybacks.

  (d) Service with the Westinghouse Electric Corporation affiliated group of companies after February 29, 1996 is not counted as Service.

  Section 8.03. Service as Leased Employee. While Leased Employees may not
  ------------  --------------------------
participate in the Plan, service as a Leased Employee counts as Service. An Employee's service as an Employee and as a Leased Employee are added together to determine his or her total Service.

  Section 8.04. Service. The term Service means service determined as follows:
  ------------  -------

  (a) For all Employees except part-time Employees who are regularly scheduled to work less than 24 hours per week:

       (1) Subject to the additional rules stated in (2) through (5) below, Service means all periods of service as an Employee with the Employer for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following:

            (A)  furlough;

            (B) disability up to a maximum continuous period of two years;

            (C) leaves of absence (other than union leaves, military leaves, and leaves for personal reasons including educational leaves) up to a maximum of four years;

            (D)  union leaves of absence;

            (E) military leaves of absence up to a maximum equal to that period of time during which reemployment is required under applicable Federal statutes; or

            (F) layoffs up to a continuous period of one year.

       If while an Employee is on disability leave of absence under (B) above he or she is laid off, he or she shall begin to accrue service only under (F) above from that time and shall continue to be credited with Service under subparagraph (F) for up to one year, but in no event shall the combined service in such situation under (B) and (F) exceed two years.

       (2) Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal ratio of actual calendar days of service to the number of days in that year.

       (3) If the Employee is absent from service for any reason which does not otherwise qualify him or her for Service under the Plan, and such absence is not due to quit, discharge, release, retirement or death, he or she shall receive Service of up to one year for any continuous period of absence.

       (4) If the Employee is separated from service by reason of a quit, discharge, release or retirement, and then is reemployed within 12 months of the date he or she was separated, the Employee's Service shall include the period between the date he or she was separated and the date he or she was reemployed.

       (5) Notwithstanding the provisions of (3) and (4) above, if the Employee is separated from service by reason of a quit, discharge, release or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, release or retirement and then is reemployed within 12 months of the date on which he or she was first absent from service, the Employee's Service shall include the period between his or her last day worked and the date he or she returns to work.

  (b) For part-time Employees who are regularly scheduled to work less than 24 hours per week, an Employee shall receive one full year of Service for any calendar year in which he or she works at least 1,000 Hours of Service. If such Employee works less than 1,000 Hours of Service in any calendar year, he or she shall receive Service which shall be determined by dividing the number of Hours of Service worked by 2,000, subject to a maximum of one full year.

  (c) For any Plan Year in which an Employee falls into both categories (a) and
(b) described above, he or she shall receive Service under the category which is most advantageous to him or her.

  (d) In the case of a Special Assignment Employee who later becomes an Eligible Employee, such person shall receive one full year of Service for any calendar year in which he or she worked at least 1,000 Hours of Service as a Special Assignment Employee.

  Section 8.05. Hours of Service. An Hour of Service will be determined under
  ------------  ----------------
the following rules and as more fully set forth under Department of Labor Regulations at 29 C.F.R. (S) 2530.200(b)-2, or any successor or similar provision thereto which are incorporated here by reference:

  (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Affiliated Companies during the applicable computation period.

  (b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Affiliated Companies on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

       (1) No more than 501 Hours of Service are required to be credited under
  (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); and

       (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

       (3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

  (c) For purposes of (b), a payment shall be deemed to be made by or due from the Affiliated Companies regardless of whether such payment is made by or due from the Affiliated Companies directly, or indirectly through, among others, a trust, fund, or insurer to which the Affiliated Companies contribute or pay premiums and regardless of whether contributions made or due to the trust, fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

  (d) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Affiliated Companies. The same Hours of Service shall not be credited both under (a) or
(b), as the case may be, and under this subsection (d). Thus, for example, an Employee who receives a back pay award following a determination that he or she was paid at an unlawful rate for hours previously credited will not be entitled to additional credit for the same hours. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in (b) shall be subject to the limitations set forth therein. For example, no more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties.

                                   ARTICLE 9
                                   ACCOUNTS

  Section 9.01. Participant Accounts. A separate Account is maintained for each
  ------------  --------------------
Participant having an amount to his or her credit under the Plan. The Account separately keeps track of a Participant's benefits. The Committee shall also establish subaccounts to keep track of Standard and Tax-Deferred Contributions and Company Matching Contributions for each Participant, for amounts held under the ESOP, as well as any subaccounts needed to keep track of other components of each Account.

  Section 9.02. Valuation Of Accounts. The assets of the Trust Fund are valued
  ------------  ---------------------
as of the end of each calendar month and, in the discretion of the Committee, on any other date. Valuations take into account earnings and losses of the Trust Fund along with appreciation or depreciation, expenses and distributions. The method of valuation is determined by the Committee.

  Section 9.03. Benefits Not Assignable. An interest in a Participant's Account
  ------------  -----------------------
may not be sold, assigned, used as security or transferred in any way by any Participant or Beneficiary except pursuant to a Qualified Domestic Relations Order or a domestic relations order entered before January 1, 1985, that the Committee treats as a Qualified Domestic Relations Order. This Section does not prohibit:

  (a) The enforcement of a Federal tax levy made pursuant to Code section 6331.

  (b) The collection by the United States on a judgment resulting from an unpaid tax assessment.

                                  ARTICLE 10
                                  INVESTMENTS

  Section 10.01. In General. The Investment Committee will establish or
  -------------  ----------
designate a number of different Investment Funds for the Plan, which may include a Company Stock fund and shall, until February 28, 2001, include a Westinghouse Stock Fund. The Investment Committee may change the Funds from time to time.

  Section 10.02. Investment Elections. Participants may elect how contributions
  -------------  --------------------
to their Accounts will be invested in the various Investment Funds. Allocations between the Funds must be in increments of 1% of contributions.

  Section 10.03. Changes In Investment Elections. A Participant may change his
  -------------  -------------------------------
or her or her investment election for future contributions.


  (a) The Participant may change his or her election at any time by notifying the Committee, in accordance with reasonable procedures established by the Committee, to be effective with the first payroll disbursed after receipt and completion of processing by the Committee of such direction.

  (b) Any change in an investment election under this Section will not affect the investment of contributions made prior to the effective date of the change.

  Section 10.04. Transfers Between Funds. A Participant may elect to change his
  -------------  -----------------------
or her investment selection with regard to amounts already accumulated in his or her Account by providing notice to the Committee in accordance with reasonable procedures established by the Committee.

  (a) Reallocations must be made either in dollars in $1.00 increments or percentages in 1% increments.

  (b) No amounts may be transferred to or from the Northrop Grumman Fund (except to the extent permitted under the ESOP rules).

  Section 10.05. Rollovers and Transfers.
  -------------  -----------------------

  (a) A Participant other than a Terminated Participant who has received a Rollover Distribution from a qualified defined contribution plan or a distribution from an individual retirement account (as described in section 408(d)(3)(A) of the Code) may elect, in accordance with reasonable procedures established by the Committee, to roll over not more than the cash value of the distribution, less any amount attributable to the Participant's after-tax Contributions, to his or her Standard Account within 60 days of receipt of such distribution.

  (b) In addition, a Participant other than a Terminated Participant may authorize the Trustee of the Northrop Grumman Electronic Sensors & Systems Division Pension Plan to transfer the entire balance to the credit of the Participant in such plan directly to the Trust of this Plan.

  (c) The Participant may elect to invest any amount rolled over or transferred to this Plan in any of the investment options available under the Plan increments of one percent.

  Section 10.06. Terminated Participants. Any Participant who ceases to be an
  -------------  -----------------------
Employee may continue to direct the investment of his or her Account in accordance with the provisions of this Article.

  Section 10.07. Committee Rules. Selections of investments, changes and
  -------------  ---------------
transfers must be made according to the rules and procedures of the Committee.

                                   ARTICLE 11
                  POST-EMPLOYMENT AND AGE 70-1/2 DISTRIBUTIONS

  Section 11.01. In General. When a Participant terminates employment with the
  -------------  ----------
Affiliated Companies or reaches age 70-1/2, distributions are made under this Article. Distributions on account of a Participant's death are made under
Article 14.

  Section 11.02. Terminated Participants--Small Accounts. In the event a
  -------------  ---------------------------------------
Participant becomes a Terminated Participant, if the total value of his or her vested Account is $3,500 or less, he or she will receive a total distribution of his or her Account as soon as practicable.

  Section 11.03. Terminated Participants--Other Accounts. In the event a
  -------------  ---------------------------------------
Participant becomes a Terminated Participant, if the total value of his or her vested Account exceeds $3,500, the Terminated Participant may elect a total distribution or may elect to leave his or her vested Account in the Plan if he or she has not yet reached Normal Retirement Date.

  (a) Amounts that remain in the Plan must be withdrawn (in one lump sum only) by the Terminated Participant's Normal Retirement Date; no partial distributions shall be permitted.

  (b) Participants will be entitled to receive an amount equivalent to the value of the vested Account on the first Valuation Date after the distribution has been approved by the Committee.

  Section 11.04. Retired Participants--Immediate Lump Sums. In the event a
  -------------  -----------------------------------------
Participant becomes a Retired Participant, he or she may elect an immediate distribution of his or her entire Account. If he or she elects an immediate distribution, such Account shall be distributed as soon as practicable after his or her retirement.

  Section 11.05. Retired Participants--Installments. A Retired Participant may
  -------------  ----------------------------------
elect to receive monthly or annual installments, the amount of which is determined by the Retired Participant at retirement.

  (a) Installments will begin as soon as practicable after the request is received from the Retired Participant and approved by the Committee.

  (b) Each subsequent annual installment will be processed as soon as practicable on the annual anniversary of the first payment. Monthly installments shall be processed as of the last Valuation Date in each month.

  (c) All payments under this option will be in cash and will be derived from the available subaccounts of the Retired Participant's Account based upon the following hierarchy:

       (1) Standard Account (including rollover amounts);

       (2) Company Matching Contribution Account;

       (3)  Tax-Deferred Account.

  Within each Account, the payments will be prorated across all Investment Funds in that subaccount.

  (d) A Retired Participant who elects to receive monthly or annual installments pursuant to this Section may cancel or change such election at any time. He or she may also elect a partial distribution as described in Section 11.06.

  (e) Payments under this option must comply with the minimum distribution requirements described in Section 11.11.

  Section 11.06. Retired Participants--Partial Distributions. A Retired
  -------------  -------------------------------------------
Participant may elect to defer receipt of his or her Account until such time as he or she instructs the Committee that he or she wishes to receive his or her Account in whole or in part.

  (a) In no event, however, may a Retired Participant defer receipt of his or her first payment beyond April 1 following the calendar year in which he or she attains age 70-1/2, and such first payment and all subsequent payments must comply with the minimum distribution requirements described in Section 11.11.

  (b) A Retired Participant may request a distribution at any time. The distribution may be either

       (1) prorated across all Investment Funds in which the Retired Participant is invested or

       (2) directed against specific funds based upon the Participant's request.

  (c) The distribution shall be derived from the available subaccounts in the Account of the Retired Participant based upon the following hierarchy:

       (1) Standard Account (including rollover amounts);

       (2) Company Matching Contribution Account;

       (3)  Tax-Deferred Account.

  Section 11.07. Disabled Participants. A Participant who becomes a Totally
  -------------  ---------------------
Disabled Participant shall be treated for the purpose of this Article as though he or she were retired on the date he or she is declared a Totally Disabled Participant, and he or she shall be entitled to the same options set forth above for Retired Participants.

  Section 11.08. Age 70-1/2 Distributions. If a Participant has not previously
  -------------  ------------------------
become a Terminated Participant, distribution of his or her Account will be made or commence on or before the Participant's Mandatory Commencement Date.

  Section 11.09. Alternate Payees. Unless the Alternate Payee is an Employee or
  -------------  ----------------
a Retired Participant, any amounts segregated under this Plan for the benefit of the Alternate Payee pursuant to a Qualified Domestic Relations Order shall be distributed to the Alternate Payee as soon as practicable after the qualification of the Qualified Domestic Relations Order by the Committee.

  Section 11.10. Commencement of Benefits. Without a Participant's consent,
  -------------  ------------------------
payments may not commence any later than the 60th day following the year in which occurs the later of the Participant's termination of employment with the Affiliated Companies or attainment of age 65.

  Section 11.11. Minimum Distributions. In no event shall a Participant (or
  -------------  ---------------------
Beneficiary, if applicable) receive less than the minimum annual payment as required by section 401(a)(9) of the Code and regulations thereunder, including regulation section 1.401(a)(9)-2. The provisions of this Section override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code.

  Section 11.12. Committee Rules. Payment of benefits and Participant elections
  -------------  ---------------
must be made according to the rules and procedures of the Committee.

                                  ARTICLE 12
                                  WITHDRAWALS

  Section 12.01. Eligibility for Withdrawals. Withdrawals by a Participant who
  -------------  ---------------------------
is not a Terminated Participant may be allowed pursuant to this Article. To the extent permitted in this Article, in-service withdrawals may be made at any time. A request for an in-service withdrawal must be made to the Committee.

  Section 12.02. Withdrawals from Standard Account.
  -------------  ---------------------------------

  (a) Vested Participant shall be permitted to make a withdrawal for any reason from his or her Standard Account.

       (1) on-Vested Participant shall be permitted to make a withdrawal for any reason from that portion of his or her Standard Account which represents contributions that were not matched by contributions in the Company Matching Contribution account.

       (2) Non-Vested Participant shall be permitted to make a withdrawal from that portion of his or her Standard Account which represents contributions that were matched by contributions in the Company Matching Contribution Account only in the case of a hardship as determined in accordance with
  Section 12.05 and only after he or she has withdrawn the total amount otherwise available under the terms of this Article.

  Section 12.03. Withdrawals from Tax-Deferred Account.
  -------------  -------------------------------------

  (a) A Non-Vested Participant shall be permitted to make a withdrawal from his or her Tax-Deferred Account only in the case of a hardship.

  (b) (1) A Vested Participant shall be permitted to make a withdrawal for any reason from his or her Tax-Deferred Account upon the attainment of age 59-1/2.

      (2) A Vested Participant shall be permitted to make a withdrawal from his or her Tax-Deferred Account before attaining age 59-1/2 only in the case of hardship. Hardship withdrawals from the Tax-Deferred Account are limited to the amount contributed by the Participant to the Tax-Deferred Account or the value of the Tax-Deferred Account, whichever is less.

  Section 12.04. Withdrawals from Company Matching Contribution .
  -------------  ----------------------------------------------

  (a) Vested Participant shall be permitted to make a withdrawal for any reason from his or her Company Matching Contribution Account.

  (b) A Non-Vested Participant shall not be permitted to make a withdrawal from his or her Company Matching Contribution Account.

  Section 12.05. Hardship Withdrawals. The rules governing hardship withdrawals
  -------------  --------------------
are as follows:

  (a) he following situations are considered to constitute a hardship for purposes of this Plan:

       (1) medical expenses (described in section 213(d) of the Code) incurred by the Participant, his or her spouse, his or her children, or his or her dependents;

       (2) purchase of a principal residence of the Participant (excluding mortgage payments);

       (3) payment of tuition for the next 12 months of post-secondary education for the Participant, his or her spouse, his or her children, or his or her dependents;

       (4) the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

       (5) an immediate and heavy financial need as determined in a uniform and nondiscriminatory manner by the Committee based upon the facts and circumstances of a particular situation.

  (b) Each time a Participant applies for a hardship withdrawal, he or she must submit documentation to substantiate the withdrawal as required by the Committee. A hardship withdrawal shall not be permitted from the Tax-Deferred Account and/or the Standard Account (matched portion) if the Participant has other resources available to meet the financial need. In order to qualify for a hardship withdrawal from his or her Tax-Deferred Account and/or the Standard Account (matched portion), a Participant must withdraw the total amount available for withdrawal absent hardship from his or her Standard Account and Company Matching Contribution Account and submit a statement that acknowledges that his or her situation cannot be relieved by any of the following:

       (1) the proceeds from an insurance policy;

       (2) the reasonable liquidation of the Participant's assets;

       (3) the discontinuance of the Participant's contributions under the Plan; or

       (4) a loan from his or her Tax-Deferred Account, a distribution or loan from any other plan, or a commercial loan.

  (c) If a loan is available from this Plan in the amount that would satisfy the hardship request, a Tax-Deferred Account hardship withdrawal will not be permitted.

  Section 12.06. Ordering Rules.
  -------------  --------------

  (a) All withdrawals, with the exception of hardship withdrawals, may be either

       (1) prorated across all Investments Funds in which the Participant is invested or

       (2) directed against specific funds based upon the Participant's request.

  (c) All non-hardship withdrawals will be derived from the available subaccount of each Participant based upon the following hierarchy:

       (1)  Vested Participants:

            (A) Standard Account (including rollover amounts);

            (B) Company Matching Contribution Account;

            (C)  Tax-Deferred Account.

       (2) Non-Vested Participants: Unmatched Standard Account (including rollover amounts).

  (d) Hardship withdrawals will be derived from the subaccount from which the hardship is being taken and will be prorated across all Investment Funds in which the Participant is invested in that subaccount. Hardship withdrawals shall be paid in cash only.

  Section 12.07. Committee Rules. Payment of withdrawals and Participant
  -------------  ---------------
elections must be made according to the rules and procedures of the Committee.

                                   ARTICLE 13
                                     LOANS

  Section 13.01. In General. A Participant, other than a Terminated Participant,
  -------------  ----------
a Retired Participant, a Totally Disabled Participant (who is not a "party in interest" under ERISA) or a surviving spouse, may request a loan from his or her Account in the Plan (excluding the Company Matching Contribution Account in the case of a Non-Vested Participant) in accordance with this Article and the rules supplementing this Article which may be prescribed by the Committee.

  (a) The Committee shall determine whether the application for a loan is to be approved.

  (b) All applications for loans shall be evaluated in a uniform and nondiscriminatory manner to the extent required by the statutes and regulations governing participant loans under ERISA and the Code.

  (c) A Participant who takes a loan from the Plan shall be subject to, and will be required to comply with the specific terms and conditions of any loans made under the Plan, as established by the Committee.

  Section 13.02. Limitations on Loans. Loans shall be governed by the following
  -------------  --------------------
limitations:

  (a) Loans must be requested in multiples of $100. The minimum amount of a loan is $1,000.

  (b) The maximum loan amount is limited by law to be one-half of the vested balance in the Participant's Account, with an overall maximum of $50,000 reduced by the highest outstanding loan balance during the preceding 12 months. If a Participant requests a loan that exceeds the available balance in his or her Account, the loan will be issued for the maximum amount available.

  (c) A Participant have not more than two outstanding loans at any given time.

  Section 13.03. Loan Accounting. Loans shall be made to the Participant in cash
  -------------  ---------------
and shall be derived from the Participant's Investment Funds based upon the value as of the first Valuation Date after the loan has been approved by the Committee.

  (a)  Loans may be either

       (1) prorated across all Investment Funds in which the Participant is invested or

       (2) directed against specific Funds based upon the Participant's request.

  (b) All loans will be derived from the available subaccounts in the Account of each Participant based upon the following hierarchy:

       (1)  Vested Participants:

            (A)  Tax Deferred Account;

            (B) Company Matching Contribution Account;

            (C) Standard Account (including rollover amounts).

       (2)  Non-Vested Participants:

            (A)  Pre-Tax Account;

            (B) Standard Account (including rollover amounts).

  Section 13.04. Rate of Interest. For each calendar month, the interest rate to
  -------------  ----------------
be charged for the term of the loans initiated in the calendar month shall be the Bankers Trust prime interest rate at the close of business on the last business day of the preceding calendar month plus one percent.

  Section 13.05. Loan Security. Each loan shall be secured by the assets of the
  -------------  -------------
Participant's account.

  Section 13.06. Loan Repayments. The rules concerning loan repayments are as
  -------------  ---------------
follows:

  (a) Repayments shall be made by payroll deductions.

  (b) The Participant may elect repayment periods of six to 60 months in increments of six months. At any time prior to the due date of the final loan payment, the Participant may elect to partially repay the loan or make repayment in full.

  (c) During the repayment period, loan repayments shall be allocated to subaccounts of the Participant's Account in reverse order from that in which the loan was derived.

       (1) Repayments shall be invested in the investment options in effect for current contributions at the time the repayments are made.

       (2) In the event the Participant does not have a current election in effect for either Tax-Deferred Contributions or Standard Contributions, the current election in effect for Company Matching Contribution Account shall be used.

       (3) If a current election is not in effect for the Participant's Company Matching Contribution Account, then the repayments shall be invested in the Stable Value Fund.

  (d) A Participant shall be required to continue to meet his or her loan repayment obligation for any period during which he or she has not become a Terminated Participant but is not receiving pay due to disability, layoff, furlough or leave of absence. A Participant in such status shall be required to make his or her scheduled loan repayments by check or money order. Retired Participants and Totally Disabled Participants may elect to continue to make repayments by check or money order.

  (e) If a loan balance is outstanding at the time a Participant whose Account does not exceed $3,500 terminates employment with the Affiliated Companies or dies, the outstanding loan balance will be treated as a distribution. A Terminated Participant or surviving spouse may repay his or her total outstanding loan balance in a single payment within 60 days of his or her termination only if the total value of the sum of the vested Account and outstanding loan balance exceeds $3,500. If such a Terminated Participant or surviving spouse does not repay the loan within 60 days of his or her termination, the outstanding loan balance will be treated as a distribution.

  Section 13.07. Loan Defaults. If any loan is not repaid in accordance with its
  -------------  -------------
terms, it will be in default. The Trustee will have the right to accelerate payment of principal and interest, to set off a Participant's Account balance, and to exercise all other rights or remedies it may have as a creditor.

  Section 13.08. Predecessor Plan Loans. All loans that were outstanding under
  -------------  ----------------------
the Predecessor Plan on February 29, 1996 shall be continued under this Plan as of March 1, 1996. Any loans under the Predecessor Plan made, renewed, renegotiated, modified, or extended on or after October 1, 1994 shall be subject to the provisions of this Article. All other loans made under the Predecessor Plan shall be subject to the rules in effect under the Predecessor Plan at the time the loan was made.

  Section 13.09. Other Rules. The Committee may establish in writing any other
  -------------  -----------
rules and procedures necessary for the administration of loans pursuant to this Article.

                                   ARTICLE 14
                                 DEATH BENEFITS

  Section 14.01. In General. This Article describes the payment of benefits
  -------------  ----------
following the death of a Participant prior to the complete distribution of his or her Account.

  Section 14.02. Death of Active and Retired Participants. In the event of the
  -------------  ----------------------------------------
death of a Participant who is not a Terminated Participant, the following shall apply:

  (a) If the total value of the deceased Participant's Account is $3,500 or less, a total distribution shall be made automatically to the designated Beneficiary.

  (b) If the total value of the deceased Participant's Account exceeds $3,500 and the designated Beneficiary is not the deceased Participant's surviving spouse, a total distribution shall be made automatically to the designated Beneficiary.

  (c) If the total value of the deceased Participant's Account exceeds $3,500 and the designated Beneficiary is the surviving spouse, the surviving spouse may elect a total distribution or may elect to leave the Account in the Plan. If the surviving spouse elects to leave the Account in the Plan, he or she shall be treated as a Retired Participant and the investment and payment options which are available to Retired Participants under Article 11 shall be available to the surviving spouse.

  Section 14.03. Death of Terminated Participant. In the event of the death of a
  -------------  -------------------------------
Terminated Participant, a total distribution shall be made automatically to the designated Beneficiary.

  Section 14.04. Committee Rules. Payment of benefits will be made according to
  -------------  ---------------
the rules and procedures of the Committee.

                                  ARTICLE 15
                                 BENEFICIARIES

  Section 15.01. In General. A Participant may at any time name a Beneficiary to
  -------------  ----------
receive any benefits remaining under the Plan at the time of the Participant's death. A Participant may change Beneficiaries at any time.

  Section 15.02. Married Participants. The Beneficiary of a married Participant
  -------------  --------------------
is generally the Participant's spouse. An election of a nonspouse Beneficiary by a married Participant is effective only with spousal consent. If an unmarried Participant becomes married (or a divorced Participant remarries), any prior selection of a Beneficiary by that Participant will be invalid and the Participant's Beneficiary will be his or her new spouse unless a different Beneficiary is named with spousal consent.

  Section 15.03. Determining Marital Status and Spouse. A Participant will be
  -------------  -------------------------------------
considered married if he or she is married on the date of his or her death. Unless otherwise provided by a Qualified Domestic Relations Order, the Participant's spouse will be considered to be the person he or she was married to at the time of his or her death.

  Section 15.04. Spousal Consent. If a married Participant wishes to name
  -------------  ---------------
someone other than his or her spouse as Beneficiary, the Participant may do so but only with the written consent of his or her spouse.

  (a) In order for the written consent to be valid:

       (1) It must be witnessed by a notary public or a Plan representative;

       (2) It must either designate a specific Beneficiary which designation may not be changed by the Participant without further spousal consent, or it must expressly permit the Participant to change the Beneficiary without further consent by the spouse; and

       (3) It must acknowledge the effect of the election.

  (b) Spousal consent will not be required if the Committee determines that there is no spouse, that the spouse cannot be located, or under other circumstances permitted by regulations under the Code.

  (c) Any consent by a spouse (or determination that spousal consent cannot be obtained) is effective only with respect to that particular spouse.

  Section 15.05. Explanation. The Committee must provide each Participant a
  -------------  -----------
written explanation of:

  (a) The terms and conditions of the various death benefit options;

  (b) The Participant's right to make, and the effect of, an election to waive the spousal benefit;

  (c) The rights of the Participant's spouse under Section 15.04; and

  (d) The right to make, and the effect of, a revocation of a waiver of the spousal benefit.

  Section 15.06. Failure to Designate Beneficiary. If no Beneficiary is properly
  -------------  --------------------------------
named or the Beneficiary named by the Participant dies before the Participant and no new Beneficiary is named, the Beneficiary will be the Participant's surviving spouse. If there is no surviving spouse, distribution shall be made to the legal representative of the Participant.

  Section 15.07. Death of Beneficiary. If a Beneficiary entitled to a payment
  -------------  --------------------
dies, any amount payable to the Beneficiary will be paid in a single installment as soon as possible to the Beneficiary's estate.

                                   ARTICLE 16
                          OTHER RULES ON DISTRIBUTIONS

  Section 16.01. Lost Payee. Each Participant shall keep the Committee informed
  -------------  ----------
of his or her current address and the current address of his or her Beneficiary(ies). Neither the Committee, the Company nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee and after diligent efforts to ascertain the whereabouts of the Participant or Beneficiary(ies) prove unsuccessful, the balance in the Participant's Account shall be deemed a forfeiture and shall be used to reduce the Company's future contributions. However, any forfeited Account (without adjustment for gains or losses) will be paid through a special contribution by the Company if the payee is ever found unless it has been previously escheated to a state government.

  Section 16.02. Administrative Delays. If the amount of any payment cannot be
  -------------  ---------------------
determined by the date it is supposed to be paid, or if it is not possible to make payments on time because the Committee cannot find the payee, or adequate information is not available to make the distribution, or the payee has failed to file the applicable forms with the Committee, or because of other legal, financial or administrative obstacles, payments may be made no later than 60 days after the date payment becomes possible.

  Section 16.03. Facility of Payment. If the Committee deems any person entitled
  -------------  -------------------
to receive any payment under the Plan incapable of receiving it by reason of age, illness or infirmity, mental incompetency or incapacity of any kind, the Committee may, in its discretion, direct that payment be made in any one or more of the following manners:

  (a) applying the amount directly for the comfort, support and maintenance of the payee;

  (b) reimbursing any person for any such support supplied by any other person to the payee;

  (c) paying the amount to a legal representative or guardian or any other person selected by the Committee on behalf of the payee; or

  (d) depositing the amount in a bank account to the credit of the payee.

  Section 16.04. Overpayment of Benefits. If the Plan makes an overpayment of
  -------------  -----------------------
the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan or by reducing any future Plan payments to the Payee.

  Section 16.05. Sale or Other Disposition of Business Unit. In the event a
  -------------  ------------------------------------------
Participant terminates employment with the Affiliated Companies because he or she works for a subsidiary, division or other entity which is sold, spunoff, or otherwise disposed of, the Participant will be considered to have a termination of employment only to the extent, consistent with IRS interpretations as determined in the sole discretion of the Committee, that the Plan would remain qualified under sections 401(a), 401(k) and 4975(e)(7) of the Code if it treated the Participant as having a termination of employment.

  Section 16.06. Direct Rollover. Notwithstanding any provision of the Plan to
  -------------  ---------------
the contrary, a "Distributee" may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover". A Terminated Participant or a Retired Participant may authorize the Trustee of this Plan to transfer the entire balance to the credit of such Participant from the Trust of this Plan to the trust of any other qualified plan which permits such transfers. Any transfer would be in a form acceptable to the plan to which such distribution is being transferred subject to the terms of this Plan.

  Section 16.07. Form of Distributions. In general, distributions will be made
  -------------  ---------------------
in a single payment in cash.

  (a) The form of a Participant's interest in the Northrop Grumman Fund will be governed by the rules of the ESOP.

  (b) If a Participant or Beneficiary receives a single sum withdrawal or distribution (rather than installments), the amount in his or her Westinghouse Stock Fund will be distributed in shares of Westinghouse Stock (with cash in lieu of fractional shares). However, any such Participant or Beneficiary may elect to receive cash in lieu of shares in accordance with the rules and procedures of the Committee.

                                   ARTICLE 17
                                 ADMINISTRATION

  Section 17.01. In General. The general administration of the Plan is the
  -------------  ----------
responsibility of the Administrative Committee. The Committee is the "Committee" under ERISA. In addition, the Committee and each of its members are "named fiduciaries" of the Plan under ERISA. Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

  Section 17.02. The Committee. The Committee consists of at least three members
  -------------  -------------
appointed by the Board of Directors of the Company who serve at the pleasure of the Board, without compensation, unless otherwise determined by the Board.

  Section 17.03. Resignation of Committee Members. A member of the Committee may
  -------------  --------------------------------
resign at any time by delivering a written resignation to the Company and to the Secretary of the Committee. The member's resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

  Section 17.04. Conduct of Business. The Committee shall elect a Chairman from
  -------------  -------------------
among its members and a Secretary who may or may not be a member. The Committee shall conduct its business according to the provisions of this Article and shall hold meetings in any convenient location.

  Section 17.05. Quorum. A majority of all of the members of the Committee
  -------------  ------
constitutes a quorum and has power to act for the entire Committee.

  Section 17.06. Voting. All actions taken shall be by majority vote of the
  -------------  ------
members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.

  Section 17.07. Records and Reports of the Committee. The Committee shall keep
  -------------  ------------------------------------
such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board of Directors of Northrop Grumman.

  Section 17.08. Powers of the Committee. The Committee shall have all powers
  -------------  -----------------------
necessary or incident to its office as Committee. Such powers include, but are not limited to, full discretionary authority to:

  (a) Prescribe rules for the operation of the Plan;

  (b)  Determine eligibility;

  (c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to employees as part of plan operations;

  (d) Prescribe forms to facilitate the operation of the Plan;

  (e) Secure government approvals for the Plan;

  (f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions;

  (g) Determine the amount of benefits and authorize payments from the Trust
Fund;

  (h)  Maintain records;

  (i) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan's behalf;

  (j) Enter into contracts on the Plan's behalf; and

  (k) Exercise all other powers given to the Committee under other Sections of the Plan.

  Section 17.09. Allocation or Delegation of Duties and Responsibilities. The
  -------------  -------------------------------------------------------
Committee and the Board of Directors may:

  (a) Employ agents to carry out nonfiduciary responsibilities;

  (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) under the rules of
Section 17.10;

  (c) Consult with counsel, who may be of counsel to the Company;

  (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) among their members under the rules of Section 17.10; and

  (e) In particular, designate one or more Employees to have responsibility for designing and implementing administrative procedures for the Plan.

  Section 17.10. Procedure for the Allocation or Delegation of Fiduciary Duties.
  -------------  --------------------------------------------------------------
The rules of this Section are:

  (a) Any allocation or delegation of fiduciary responsibilities must be approved by majority vote, in a resolution approved by the majority;

  (b) The vote cast by each member for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings;

  (c) Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this Section.

  Section 17.11. Expenses of the Plan. All reasonable and proper expenses of
  -------------  --------------------
administration of the Trust Fund including counsel fees will be withdrawn by the Trustee out of the Trust Fund unless paid by the Company.

  (a) No expenses may be withdrawn without the consent of the Committee. The Committee may authorize the Trustee to withdraw particular expenses or kinds of expenses on a standing basis.

  (b) The Company may initially pay any expense that normally would be a charge on the Trust Fund and later obtain reimbursement from the Trust Fund.

       (1) This even applies in cases where at the time of the Company's initial payment of the expense, it is not clear that the Company may lawfully seek reimbursement from the Trust Fund but the Company's legal right to reimbursement is later clarified.

       (2) It is specifically anticipated that there may be situations, such as litigation, where the Company might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

  Section 17.12. Indemnification. The Company agrees to indemnify and reimburse,
  -------------  ---------------
to the fullest extent permitted by law, members of the Board, the Committee and Employees acting for the Company, as well as former members and former Employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, except in instances of gross misconduct.

  Section 17.13. Extensions of Time Periods. For good cause shown, the Committee
  -------------  --------------------------
may extend any period set forth in the Plan for taking any action required of any Participant or Beneficiary to the extent permitted by law.

  Section 17.14. Claims Procedures. No benefits will be paid under the Plan
  -------------  -----------------
unless a proper claim is submitted to the Committee for them. The Committee will meet at least monthly to review applications for benefits submitted to it. The procedures for claims denials and seeking review of a denial or partial denial of a claim for benefits are described in this Section.

  (a) Notification to claimant of decision. Notice of decision on any claim for benefits shall be furnished to the claimant within 60 days after receipt of the claim by the Committee. A claimant may deem his or her or her claim to be denied for purposes of further review described below in the event a decision is not furnished to the claimant within such 60-day period.

  (b) Content of notice. Every claimant who is denied a claim for benefits in whole or in part shall receive a written notice setting forth in a manner calculated to be understood by the claimant:

       (1) The specific reason or reasons for the denial;

       (2) Specific reference to pertinent plan provisions on which the denial is based;

       (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

       (4) Appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her or her claim for review including the time limits set forth in subsection (e) and (f).

  (c) Review procedure. A claimant whose claim has been denied in whole or in part or his or her duly authorized representative may:

       (1) Request a review of the denied claim upon written application to the Committee setting forth:

            (A) All of the grounds upon which his or her request for review is based and any facts in support of his or her or her request, and

            (B) Any issues or comments which the applicant deems pertinent to his or her application; and

       (2)  Review pertinent documents.

  (d) Hearings. In appropriate cases, the Committee may provide for a hearing to be conducted with respect to the review of any claim. In such event, the Committee shall give notice of such hearing to the claimant affected, as well as the procedures for the hearing, such as the length of the hearing, whether witnesses may be presented, whether cross-examination will be allowed and any other matters which the Committee considers pertinent.

  (e) Time For Seeking Review. A claimant may seek review of a denied claim within 65 days after receipt by the claimant of written notification of the denial or partial denial of the claim. Under extraordinary circumstances, the plan may extend this time period.

  (f)  Decision on review.

       (1) A decision by the Committee shall be made promptly, and shall not ordinarily be made later than 60 days after the Committee's receipt of a request for review.

       (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or other documents governing the Plan on which the decision is based.

       (3) The decision on review shall be furnished to the claimant within the appropriate time described in paragraph (1) of this subsection. If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

       (4) The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

  (g) Disclosure of Claim Procedures. All Plan participants will be given a description of the claims procedures, which shall include a description of the time limits set forth in (a), (e) and (f), within a reasonable time after joining the Plan.

  Section 17.15. Qualified Domestic Relations Orders. The Committee shall
  -------------  -----------------------------------
establish procedures for handling domestic relations orders.

                                  ARTICLE 18
                              MANAGEMENT OF FUNDS

  Section 18.01. The Trust. All assets of the Plan shall be held as a special
  -------------  ---------
trust in accordance with the terms of the Trust Agreement for the benefit of Participants and their beneficiaries; and subject to Article 22 hereof, in no event shall it be possible at any time prior to the satisfaction of all liabilities (as defined in Code section 401(a)(2)) with respect to such individuals for any part of the assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries. No person shall have any interest in, or right to, any of such assets or earnings thereon except as expressly provided in the Plan and the Trust Agreement. The Trust Agreement shall be deemed to form a part of this Plan and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

  Section 18.02. The Trustee. The Trustee shall be appointed by the Board of
  -------------  -----------
Directors in accordance with the respective provisions of the Trust Agreement with such powers as may be provided in such agreement. The Board of Directors may remove the Trustee at any time upon reasonable notice; upon removal or resignation of such Trustee, the Board of Directors shall designate a successor in the place and stead of such removed or resigning Trustee.

  Section 18.03. The Investment Committee. The Investment Committee shall
  -------------  ------------------------
consist of not less than three (3) persons appointed from time to time by, and to serve at the pleasure of, the Board of Directors. The members of the Investment Committee shall elect one of their number as Chairman and shall appoint a Secretary and such other officers as the Investment Committee may deem necessary. The Investment Committee may employ such counsel, including investment counsel, as it may require in carrying out the provisions hereof.

  Section 18.04. Alternate Members. The Board of Directors may from time to time
  -------------  -----------------
appoint one or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner hereinafter stated, with the same effect as if they were members. The Chairman of the Investment Committee, in his or her discretion, shall designate which of the alternate members shall attend any particular meeting of the Investment Committee for the purpose of obtaining a quorum or full attendance as the Chairman may elect, upon notice given by the Chairman or at his or her direction. Each alternate member shall have all the rights and powers and obligations of a member in respect to the business of meetings which he or she so attends.

  Section 18.05. Actions by the Investment Committee. The majority in number of
  -------------  -----------------------------------
the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, shall constitute a quorum for the transaction of business. Any determination or action of the Investment Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.

  Section 18.06. Investment Responsibilities.
  -------------  ---------------------------

  (a) The Trustee shall have exclusive authority and discretion to manage, control, purchase, sell, and invest the assets of the Plan, unless one or more Investment Managers are appointed, as provided below in this Section.

  (b) The Board of Directors may, in its discretion, appoint one or more Investment Managers who shall have, until terminated by the Board of Directors, the power to manage, acquire, and dispose of all or any part of the assets of the Plan allocated to an Investment Manager by the Board of Directors. Each Investment Manager (other than the Investment Committee) must represent in writing that it qualifies under the provisions of section 3(38)(B) of ERISA of 1974, as from time to time amended, and acknowledge in writing that it is a fiduciary with respect to the Plan. In that event, the Trustee shall have no obligation to invest or otherwise manage any asset of the Plan which is subject to the management of an Investment Manager.

  (c) In the event that investment powers are divided among two or more Trustees or Investment Managers, the Board of Directors shall formulate investment policies for such Trustees and Investment Managers to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

  (d) The Investment Committee shall periodically review and evaluate the investment performance of each Trustee and Investment Manager and advise the Board of Directors of such review and evaluation. The Board of Directors may delegate to the Investment Committee the responsibility to appoint and terminate Trustees and Investment Managers to allocate Plan assets, to formulate investment policies, and to instruct the Trustee or Investment Manager with respect thereto. In case of such a delegation, the Investment Committee may also appoint itself to serve as an Investment Manager.

  (e) The Investment Committee will establish a funding policy and method to carry out the Plan's objectives and will communicate it in writing to those responsible for the investment of Plan assets.

  Section 18.07. Liability and Indemnity.
  -------------  -----------------------

  (a) No person, Committee member, Investment Committee member, Trustee, or Investment Manager who has a fiduciary responsibility, or to whom such responsibility is allocated, as provided in this Article, by appointment or otherwise, shall be liable for any act or omission or investment policy of any other such fiduciary except as provided in section 405 of the Act.

  (b) To the extent permitted by law, the Employers shall indemnify and hold harmless its directors, officers, and Employees with respect to their responsibilities under this Article, and may purchase insurance to cover the liabilities of such persons for breach of fiduciary duty and any other error or omission.

                                   ARTICLE 19
                           THE TRUST AND THE TRUSTEE

  Section 19.01. In General. To provide for the administration of the Trust
  -------------  ----------
Fund, the Company shall enter into a Trust Agreement with a Trustee appointed by the Board of Directors or its delegate.

  (a) On and after the date of a Change in Control, any successor trustee so appointed must be an independent institutional trustee.

  (b) The Trust Agreement shall be in such form and contain such provisions as the Company may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustee, the authority of the Company to amend the Trust Agreement and to terminate the Trust Fund, the authority of the Company and the Committee to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, a provision that it shall be impossible for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries, except as provided in Article 22 or as may be permitted by law.

  (c) The Trust Agreement shall be deemed to form a part of this Plan and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

                                   ARTICLE 20
                           AMENDMENT AND TERMINATION

  Section 20.01. Right to Amend the Plan. The Company by written resolution of
  -------------  -----------------------
the Board may amend the Plan at any time and in any respect.

  (a) The Committee through written resolution may amend the Plan to the extent necessary to keep the Plan in compliance with law, to make clarifying changes, to correct drafting errors and otherwise conform the Plan documents to the Company's intent, and with respect to administrative, procedural and technical matters including service-counting methods, benefit calculation procedures, distribution forms and timing, elections, waivers, notices, forms, and other ministerial matters, and management of funds.

  (b) However, any amendments contemplated by the Committee that may have a significant adverse financial impact for the Company must be referred to the Board of Directors for approval.

  Section 20.02. Termination or Reduction. The Plan is entirely voluntary on the
  -------------  ------------------------
part of the Company.

  (a) The Company reserves the right at any time to terminate the Plan or to suspend, reduce or partially or completely discontinue contributions to the Plan through written resolution of the Board.

  (b) In the event of a termination of or a complete discontinuance of contributions to the Plan (as defined under section 411(d)(3) of the Code), the interests of all Participants in their Accounts are fully vested and nonforfeitable.

  (c) Distributions may be made only in the event of a complete termination of the Plan and only to the extent permitted by the tax rules governing the Plan.

  (d) This section does not apply to partial terminations.

  Section 20.03. Partial Terminations. The Company reserves the right at any
  -------------  --------------------
time to partially terminate the Plan through written resolution of the Board.

  (a) In the event of a partial termination of the Plan (as defined under section 411(d)(3) of the Code), the rights of Participants affected by the partial termination shall automatically become fully vested but only to the extent required by statute and regulation.

  (b) In the event of a horizontal partial termination, only that portion of a Participant's benefit (if any) which is affected by the horizontal partial termination will become vested.

  (c) No amounts will be distributed on account of a partial termination.

  (d) Nothing in this Plan is intended to give any rights greater than those required by statute or regulation with respect to partial terminations.

  Section 20.04. Change in Control. Notwithstanding the foregoing paragraphs of
  -------------  -----------------
this Article, in the event of a Change in Control, as defined in Appendix E:

  (a) the Plan may not be amended, modified or terminated (wholly or partially) so as to adversely affect the rights of Participants, and

  (b) the contributions of the Employer under the Plan may not be discontinued and the formula by which the amount of contributions of the Employer is determined may not be changed in a manner adverse to Participants, for a period of 24 months following such Change in Control.

                                   ARTICLE 21
                                    MERGERS

  Section 21.01. Merger of Plans. If the Plan shall merge or consolidate with,
  -------------  ---------------
or transfer its assets or liabilities to, any other plan, then, to the extent required by ERISA, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then terminated).

  (a) This Section is intended only to implement sections 401(a)(12) and 414(l) of the Code and section 208 of ERISA and shall not be construed to require anything more than those statutes require.

  (b) In particular, a merger or transfer under this Section shall not be deemed to require any act or change in status that would be required by an actual termination, such as liquidation of the Trust Fund.

  (c) This Section is also not intended to guarantee Accounts at the level they were at immediately prior to a merger or transfer. Accounts may decrease in value following a merger or transfer just as in the ordinary course and the risk of any such decreases remains on the Participants.

                                   ARTICLE 22
                            RETURN OF CONTRIBUTIONS

  Section 22.01. In General. Unless one of the exceptions in the next Section
  -------------  ----------
applies, ERISA requires that the Trust Fund must be used for the exclusive benefit of Participants and their beneficiaries and to pay reasonable Plan expenses.

  Section 22.02. Exceptions. In the case any contribution is made:
  -------------  ----------

  (a)  by a mistake of fact, or

  (b) which is made conditioned on its deductibility (all contributions are conditioned on their deductibility) and which is not currently deductible under section 404 of the Code, or

  (c) which is made pending initial qualification of the Plan and the Plan fails to receive initial qualification,

the contribution shall be returned to the Company within one year after the date of payment by mistake or the date of disallowance or the date of the nonqualification determination, whichever applies.

  Section 22.03. Amount to be Returned. The amount of the contribution which may
  -------------  ---------------------
be returned under the previous Section is:

  (a) the excess of the amount contributed over the amount that would have been contributed if there had been no mistake of fact or a mistake in determining the deduction or a plan in existence, as applicable, reduced by

  (b) the amount of losses, if any, attributable to the amount determined in
(a).

                                  ARTICLE 23
                                 MISCELLANEOUS

  Section 23.01. Headings. The headings and subheadings in this Plan have been
  -------------  --------
inserted for convenience of reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

  Section 23.02. Construction. Except to the extent preempted by federal law
  -------------  ------------
pursuant to ERISA, this Plan shall be construed in accordance with the laws of the State of California.

  Section 23.03. No Employment Rights. Nothing in this Plan shall be deemed to
  -------------  --------------------
confer upon any Employee any right to be retained in the service of the Affiliated Companies or to interfere with the right of the Affiliated Companies to otherwise deal with their Employees without regard to the existence of the Plan.

  Section 23.04. Limitation to Trust Fund. The Affiliated Companies shall have
  -------------  ------------------------
no liability for benefits under the Plan beyond the contributions required by the terms of the Plan. Nothing in the Plan shall be deemed to give any Participant or Beneficiary any right to assets of the Affiliated Companies and all Plan benefits shall be limited to the amounts in the Trust Fund. The Affiliated Companies, the Committee and the Investment Committee do not guarantee the Trust Fund in any manner against loss or depreciation and do not guarantee the payment of any benefit which may become due under the Plan.

  Section 23.05. Separability. If any provision of the Plan shall be held
  -------------  ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

  Section 23.06. Top Heavy Rules. The Plan shall be subject to the top heavy
  -------------  ---------------
provisions of Appendix B in the event that the Plan should ever become top-heavy.

                                   APPENDIX A
                               SECTION 415 LIMITS

  Section A.01. In General. Annual additions under this Plan will be subject to
  ------------  ----------
the limitations of section 415 of the Code and its regulations, which are incorporated here by reference.

  Section A.02. Reductions Among Defined Contribution Plans. For Participants
  ------------  -------------------------------------------
participating in more than one defined contribution plan, any reductions required by section 415 will be made first with respect to the plan in which the Participant most recently accrued benefits. Any further reductions will be made according to priorities established by the Committee and the administrators of the other plans.

  Section A.03. Reductions Under the Overall Limit. For Participants subject to
  ------------  ----------------------------------
the overall limit for contributions and benefits under both defined contribution and defined benefit plans, reductions will be made under defined benefit plans rather than defined contribution plans. The defined benefit reductions will be made as set forth in those plans.

  Section A.04. Treatment of Excesses. Amounts under this Plan which are in
  ------------  ---------------------
excess of the section 415 limits will be treated as follows:

  (a) First, Supplemental Contributions and earnings allocable to them will be returned to the Participant.

  (b) If any excess still remains, and the Participant is still covered by the Plan at the end of the Plan Year, the remaining excess will be placed in a suspense account and allocated to the Participant in the following Plan Year or Years in addition to Company contributions and forfeitures which would otherwise be allocated to the Participant.

  (c) If any excess still remains, and the Participant is not covered by the Plan at the end of the Plan Year, the excess amount will be placed in a suspense account and allocated to other Participants in the following Plan Year or Years, reducing dollar-for-dollar the Company contributions and forfeitures that would otherwise be allocated to them.

  (d) Amounts in the suspense account will not be credited with any earnings or losses. If the Plan is terminated, a special allocation of any amounts in a suspense account will be made to all Participants employed as of the termination date in proportion to their Compensation to date for the Plan Year, subject to the section 415 limitations. Any amount which cannot be allocated at Plan termination will revert to the Company.

  Section A.05. Compensation. For purposes of the section 415 limitations,
  ------------  ------------
Compensation shall include, with respect to a Limitation Year--

  (a) Amounts actually paid or made available by the Special Aggregation Group in the Limitation Year to an employee (regardless of whether he or she or she was a participant in a plan during the entire Limitation Year);

       (1) As wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Special Aggregation Group including, but not limited to, commissions paid to salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses.

       (2) Foreign earned income (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911.

       (3) Amounts described in Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includable in the gross income of the employee.

       (4) Amounts paid or reimbursed by the Special Aggregation Group for moving expenses incurred by the employee, but only to the extent that these amounts are not deductible by the employee under Code section 217.

       (5) The value of a nonqualified stock option granted to the employee buy the Special Aggregation Group, but only to the extent that the value of the option is includable in the gross income of the employee for the taxable year in which granted.

       (6) The amount includable in the gross income of a participant upon making the election described in Code section 83(b).

       (7) Any amounts received by the employee pursuant to an unfunded nonqualified plan in the year such amounts are includable in the gross income of the employee.

  (b)  Compensation does not include--

       (1) Contributions made by the Special Aggregation Group to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the employee for the taxable year in which contributed.

       (2) Elective deferrals by an employee under a cash or deferred arrangement qualified under section 401(k) or 408(k)(6) of the Code.

       (3) Contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) (whether or not the contributions are excludable from the gross income of the employee).

       (4) Employer contributions made on behalf of an employee to a simplified employee pension described in section 408(k) for the taxable year in which contributed to the extent such contributions are excludable by the employee under Code section 402(h).

       (5) Any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the employee when distributed (except as provided in (a)(7) above).

       (6) Amounts realized from the exercise of a nonqualified stock option.

       (7) Amounts realized when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and the regulations thereunder).

       (8) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

       (9) Premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the employee).

       (10) Other amounts which receive special tax benefits.

  Section A.06. Annual Additions. Annual additions are, for any Limitation Year,
  ------------  ----------------

  (a) the sum, credited to a participant for such Limitation Year under plans of the Special Aggregation Group, of:

       (1) employer contributions allocated to an account,

       (2)  employee contributions,

       (3) forfeitures allocated to an account,

       (4) contributions to individual medical accounts described in Code section 415(l)(1),

       (5) contributions to individual medical accounts described in Code section 419A(d)(2).

  (b) Amounts under (a)(1)-(4) shall include any such amounts whether under a qualified defined contribution or defined benefit plan.

  (c) For purposes of this Section, "employee contributions" do not include:

       (1)  Rollover contributions;

       (2)  Loan repayments;

       (3) Buyback repayments under Code section 411(a)(3)(D) or 411(a)(7)(C);
  or

       (4) Direct transfers of employee contributions from one qualified plan to another.

                                   APPENDIX B
                              TOP HEAVY PROVISIONS

  Section B.01. Generally. The provisions of this Appendix only apply if the
  ------------  ---------
Plan becomes Top-Heavy. The rules in this Appendix are intended to conform to section 416 of the Code.

  Section B.02. Vesting. Effective January 1, 1991, if the Plan becomes Top-
  ------------  -------
Heavy, it shall have no effect on vesting.

  Section B.03. Eligibility for Required Contributions. For any Plan Year in
  ------------  --------------------------------------
which the Plan is Top Heavy, the required contributions described in Section
B.04 shall be provided under this Plan to any Employee who meets the requirements of (a) and (b):

  (a) The Employee is not a Key Employee.

  (b) The Employee has previously become a participant in the Plan and has not separated from service by the end of the Plan Year, with the determination of whether or not an Employee is a participant for purposes of this Section to be made without regard to whether or not the Employee:

       (1) failed to complete 1000 Hours of Service during the Plan Year;

       (2) would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because of a failure to make mandatory Employee contributions (or elective deferrals); or

       (3) would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because his or her or her earnings are less than a stated amount.

  Section B.04. Required Contribution. The required contribution under this
  ------------  ---------------------
Section shall be:

  (a) An employer contribution equal to the employer contribution to be provided under this Plan without regard to the provisions of this Appendix, increased by the Top-Heavy Minimum under Section B.05 or B.06, whichever applies.

  (b) For purposes of this Appendix, references to "employer contributions" shall include amounts attributable to forfeitures but shall not include amounts attributable to a salary reduction or similar arrangement.

  Section B.05. Top-Heavy Minimum. Unless Section B.06 applies, the Top-Heavy
  ------------  -----------------
Minimum shall be determined under (a) as modified by (b), when applicable, reduced by (c):

  (a) The amount of the minimum employer contribution shall be the lesser of the following percentages of Compensation:

       (1)  Three percent, or

       (2) The highest percentage at which employer contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

            (A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

            (B) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of sections 401(a)(4) or 410 of the Code.

            (C) For purposes of this paragraph (2), the calculation of the percentage at which contributions are made for a Key Employee shall be based only on his or her or her Compensation.

  (b) For any Plan Year in which the conditions in (1) and (2) below are met, "Four percent" shall be substituted for "Three percent" in (a)(1). The conditions are:

       (1) For the Plan Year in question, the Plan must be Top-Heavy but not Super Top-Heavy, and

       (2) The Plan Year must overlap any Limitation Year in which a Key Employee who participates in any plan in the Aggregation Group would (after all appropriate adjustments allowed by statute and regulation) exceed the limitations on contributions and benefits under section 415 of the Code if the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction under Code section 415(e) are multiplied by 1.0 rather than 1.25.

  (c) The Top-Heavy Minimum of this Section shall be reduced by the amount of Nonintegrated employer contributions otherwise made on the Employee's behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

  Section B.06. Participants Under Defined Benefit Plans. For any Plan Year in
  ------------  ----------------------------------------
which the Plan is Top-Heavy, if any Employee for whom a contribution is required under the provisions of Section B.03 with respect to such Plan Year would also be eligible for a top-heavy minimum benefit for a corresponding plan year (as defined in (d)) under a defined benefit plan of the Affiliated Companies (prior to the application of the provisions of this Section), then:

  (a) This Section rather than Section B.05 shall apply as to such Employee for such Plan Year, and

  (b) The Top-Heavy Minimum shall be a Nonintegrated employer contribution for such Employee for such Plan Year, equal to 5% (7-1/2% if the conditions in Section B.05(b)(1) and (2) are met) of such Employee's Compensation (without regard to profits and without regard to the amount of contributions, if any, made to defined contribution plans on behalf of Key Employees).

  (c) The Top-Heavy Minimum in (b) shall be reduced by the amount of Nonintegrated employer contributions otherwise made on the Employee's behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

  (d) The corresponding plan year shall be determined as follows:

       (1) Ascertain the Determination Date for this Plan utilized to determine that this Plan is Top-Heavy for the relevant year.

       (2) Next ascertain the Determination Date for the defined benefit plan which was aggregated with the Determination Date in (d)(1) under the provisions of Section B.12(i).

       (3) The corresponding plan year for the defined benefit plan shall be the plan year for which the defined contribution plan was determined to be Top-Heavy on the basis of the Determination Date ascertained in (d)(2).

  Section B.07. Super Top-Heavy Plans. For any Plan Year in which the Plan is
  ------------  ---------------------
Super Top-Heavy, then (a) or (b) shall apply as applicable:

  (a) Except as provided in (b), for purposes of the limitations on contributions and benefits under section 415 of the Code, for any Limitation Year overlapping a Plan Year in which the Plan is Super Top-Heavy, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction under Code section 415(e) (after all appropriate adjustments allowed by statute and regulation) shall be multiplied by 1.0 rather than 1.25.

  (b) If the application of (a) would cause an individual to exceed the combined section 415 limitations on contributions and benefits under Code section 415(e), then the application of (a) shall be suspended as to such individual until such time as he or she or she no longer exceeds the combined section 415 limitations as modified by (a). During the period of such suspension, there shall be no employer contributions, forfeitures or voluntary Employee nondeductible contributions allocated to such individual under any defined contribution plan of the Affiliated Companies and there shall be no accruals for such individual under any defined benefit plan of the Affiliated Companies.

  Section B.08. Leased Employees. For purposes of this Appendix, Leased
  ------------  ----------------
Employees are not considered "Employees" unless they are eligible to participate under the terms of the Plan.

  Section B.09. Determination of Top Heaviness. The determination of whether a
  ------------  ------------------------------
plan is Top-Heavy is made as follows:

  (a) If the Plan is not required to be included in an Aggregation Group with other plans, then it is Top-Heavy only if:

       (1) when considered by itself it is a Top-Heavy Plan and

       (2) it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

  (b) If the Plan is required to be included in an Aggregation Group with other plans, it is Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

  (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it is not Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

  (d) For purposes of this Appendix, except where otherwise indicated, a reference to a plan being Top-Heavy is meant to include a plan which is Top-Heavy or Super Top-Heavy.

  Section B.10. Determination of Super Top Heaviness. The determination of
  ------------  ------------------------------------
whether a plan is Super Top-Heavy is made in the same manner as the determination for Top-Heaviness under the provisions of Sections B.09 and B.11, but substituting "90%" for "60%" in the ratio test in Section B.11.

  Section B.11. Calculation of Top-Heavy Ratios. A plan is Top-Heavy and an
  ------------  -------------------------------
Aggregation Group is a Top-Heavy Group with respect to any plan year if the sum as of the Determination Dates of the Cumulative Accrued Benefits and the Cumulative Accounts of Special Members who are Key Employees for the plan year exceeds 60% of a similar sum determined for all Special Members, excluding Cumulative Accrued Benefits and Cumulative Accounts of former Key Employees from the calculations entirely.

  Section B.12. Cumulative Accounts and Cumulative Accrued Benefits. The
  ------------  ---------------------------------------------------
Cumulative Accounts and Cumulative Accrued Benefits for any Employee are determined as follows:

  (a) "Cumulative Account" means the sum of the amounts of a Special Member's accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by:

       (1) For plans not subject to the minimum funding requirements of Code section 412, except for the first plan year, amounts actually contributed after the valuation date and on or before the Determination Date.

       (2) For plans not subject to the minimum funding requirements of Code section 412, for the first plan year, the contributions referred to in (1) as well as amounts contributed after the Determination Date but allocated as of a date within the first plan year.

       (3) For plans subject to the minimum funding requirements of Code section 412, amounts that would be allocated as of a date after the valuation date but no later than the Determination Date (even though not then required to be contributed) and amounts contributed or due before the expiration of the 412(c)(10) extended payment period.

  (b) "Cumulative Accrued Benefit" means the sum of the present value of a Special Member's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the participant voluntarily terminated service--

       (1) as of the Determination Date, for the first plan year of the plan, or

       (2) for any other plan year, as of the most recent valuation date within the 12-month period ending on the Determination Date, or

       (3) if earlier, the participant's actual termination date.

  The valuation date used must be the same valuation date used for computing costs for minimum funding purposes, regardless of whether a valuation is performed for the year.

  (c) Accounts and benefits are calculated to include all amounts attributable to both employer and Employee contributions and forfeitures but excluding amounts attributable to voluntary deductible Employee contributions.

  (d) Accounts and benefits are increased by the aggregate distributions (except for amounts already included at the valuation date under (a) and (b)) during the Test Period made with respect to a Special Member under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

  (e) Rollovers and direct plan-to-plan transfers are treated as follows:

       (1) If the transfer is initiated by the Special Member and made from a plan maintained by an employer not a member of the Affiliated Companies to a plan maintained by the Affiliated Companies, or vice-versa, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to January 1, 1984.

       (2) If the transfer is not initiated by the Special Member or is made between plans maintained by the Affiliated Companies, the transferring plan no longer counts the amount transferred and the receiving plan does count the amount transferred.

  (f) For plan years beginning after December 31, 1984, the accrued benefits and accounts attributable to any Employee who has not performed services for the Affiliated Companies at any time during the Test Period are not taken into account.

  (g) Benefits paid on account of death are counted as distributions only to the extent they do not exceed the present value of accrued benefits existing immediately prior to death. For life insurance under defined contribution plans, only the cash value of life insurance policies distributed on account of death will be counted as a distribution.

  (h) Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Special Member other than a Key Employee shall be determined under:

       (1) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or

       (2) If there is no such method, as is described in (1), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

  (i) Calculations are made separately for each plan as of each plan's Determination Date and then all plans are combined by utilizing the Determination Dates for such plans that fall within the same calendar year.

  Section B.13. Other Definitions. For purposes of this Appendix, the
  ------------  -----------------
definitions in Sections B.14-B.24 apply.

  Section B.14. Affiliated Companies. The Company and any entity which is or
  ------------  --------------------
which is a part of an entity which is:

  (a) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) with the Company,

  (b) under common control (within the meaning of section 414(c) of the Code) with the Company,

  (c) a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Company, or

  (d) otherwise required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

  Section B.15. Aggregation Group. For any Determination Date, the Aggregation
  ------------  -----------------
Group includes a plan or group of plans qualified under sections 401(a), 403(a) or 408(k) of the Code maintained by the Affiliated Companies (including plans which have terminated within the Test Period) which:

  (a) during the Test Period had a Key Employee participant, or

  (b) during the Test Period enabled any plan in which a Key Employee was a participant to meet the requirements of Code section 401(a)(4) or Code section 410, or

  (c) were selected by the Company for permissive aggregation (as long as inclusion of the permissive plans would not prevent the entire group of plans from continuing to meet the requirements of Code sections 401(a)(4) or 410).

  Section B.16. Compensation. Compensation shall include, with respect to a
  ------------  ------------
Limitation Year--

  (a) Amounts actually paid or made available by the Special Aggregation Group in the Limitation Year to an Employee (regardless of whether he or she or she was a participant in a plan during the entire Limitation Year);

       (1) As wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Special Aggregation Group including, but not limited to, commissions paid to salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses.

       (2) Foreign earned income (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911.

       (3) Amounts described in Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includable in the gross income of the Employee.

       (4) Amounts paid or reimbursed by the Special Aggregation Group for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code section 217.

       (5) The value of a nonqualified stock option granted to the Employee by the Special Aggregation Group, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

       (6) The amount includable in the gross income of a participant upon making the election described in Code section 83(b).

       (7) Any amounts received by the Employee pursuant to an unfunded nonqualified plan in the year such amounts are includable in the gross income of the Employee.

  (b)  Compensation does not include -

       (1) Contributions made by the Special Aggregation Group to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed.

       (2) Elective deferrals by an Employee under a cash or deferred arrangement qualified under section 401(k) or 408(k)(6) of the Code.

       (3) Contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b)(whether or not the contributions are excludable from the gross income of the Employee).

       (4) Employer contributions made on behalf of an Employee to a simplified Employee pension described in section 408(k) for the taxable year in which contributed to the extent such contributions are excludable by the Employee under Code section 402(h).

       (5) Any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed (except as provided in (a)(7) above).

       (6) Amounts realized from the exercise of a nonqualified stock option.

       (7) Amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and the regulations thereunder).

       (8) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

       (9) Premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

       (10) Other amounts which receive special tax benefits.

  Section B.17. Determination Date. With respect to a plan for any plan year,
  ------------  ------------------

  (a) the last day of the preceding plan year, or

  (b) in the case of the first plan year of the plan, the last day of the plan year.


  Section B.18. Hour of Service. An Hour of Service will be determined with
  ------------  ---------------
Article 8.

  Section B.19. Key Employee. Any Special Member who is or was, at any time
  ------------  ------------
during the Test Period, any one or more of the following:

  (a) A person who in the same plan year was both an officer of any member of the Affiliated Companies and had annual Compensation with respect to such plan year greater than 50% of the amount in effect under section 415(b)(1)(A) for the calendar year in which the plan year ends. The maximum number of officers shall be the lesser of:

       (1)  Fifty or,

       (2) The greater of (A) three or (B) 10 percent (rounded to the next highest integer) of the greatest number of Employees who performed services for the Affiliated

  Companies in any year in the Test Period. The following Employees are excluded in determining the number of Employees:

            (A) Employees who have not completed 6 months of service;

            (B) Employees who normally work less than 17-1/2 hours per week;

            (C) Employees who normally work during not more than 6 months during any year;

            (D) Employees who have not attained age 21;

            (E) Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Affiliated Companies which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

  If there are more officers than are to be counted under such maximum, then the Key Employees shall be those who have the highest annual Compensation while officers in any of the years in the Test Period.

  (b) One of the 10 Employees of the Affiliated Companies who, in the same plan year of the Test Period:

       (1) have annual Compensation with respect to the plan year greater than the limitation in effect under Code section 415(c)(1)(A) for the calendar year in which the plan year ends,

       (2) own (or are considered to own within the meaning of Code section 318) a half-percent interest in a member of the Affiliated Companies, and

       (3) own (or are considered to own within the meaning of Code section 318) interests (in terms of percentage) in any member of the Affiliated Companies in any plan year in which they meet (1) and (2) which are the largest when compared to such ownership interests of all other Employees of the Affiliated Companies during the Test Period in which such other Employees also meet (1) and (2).

  For purposes of this paragraph (b), a person's ownership interest for any year shall be his or her or her highest ownership interest at any point in the year and, if two persons have the same ownership interest, the one with the greater annual Compensation with respect to the plan year during which any part of that ownership interest existed shall be treated as owning the larger interest.

  (c) An Employee of the Affiliated Companies who, during the Test Period, owns (or is considered to own within the meaning of Code section 318) more than five percent of the outstanding stock of any member of the Affiliated Companies or stock possessing more than five percent of the total combined voting power of such stock.

  (d) An Employee of the Affiliated Companies who would be described in paragraph (c) above if "one percent" were substituted for "five percent" each place it appears in paragraph (c) above, and who has annual pay of more than $150,000 with respect to the plan year of such ownership. An Employee's "pay" for this purpose includes all amounts paid to the Employee by the Affiliated Companies which is treated as "Compensation" under section 415(c)(3) of the Code plus salary reduction contributions to a cafeteria plan, a 401(k) plan or a simplified Employee pension.

For purposes of determining ownership under this Section, Code section 318(a)(2)(C) shall be applied by substituting "five percent" for "50 percent" and the rules of subsections (b), (c), (m) and (o) of section 414 of the Code shall not apply.

  Section B.20. Limitation Year. The limitation year specified in a plan, but if
  ------------  ---------------
none is specified, the calendar year.

  Section B.21. Nonintegrated. A "Nonintegrated" benefit means a benefit
  ------------  -------------
determined without taking into account contributions or benefits under Code chapter 2 (relating to tax on self-employment income), Code chapter 21 (relating to the Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or State Law.

  Section B.22. Special Member. For purposes of this Appendix, any person
  ------------  --------------
employed or formerly employed by the Affiliated Companies and shall also include any Beneficiary of any such person, provided that the requirements of Sections B.02-B.06 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds (in accordance with the rules of section 7701(b) of the Code) to be a collective bargaining agreement between Employee representatives and one or more members of the Affiliated Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such member or members of the Affiliated Companies.

  Section B.23. Test Period. The plan year containing the Determination Date
  ------------  -----------
concerned, and the four preceding plan years.

  Section B.24. Year of Service. Years of Service shall be determined under the
  ------------  ---------------
same rules as for vesting under the Plan, to the extent not inconsistent with the provisions of this Appendix.

                                   APPENDIX C
                             THE 401(K) AND 401(M)

  Section C.01. In General. This Appendix sets forth the limitations imposed by
  ------------  ----------
the federal tax laws on contributions which may be made to the Plan on behalf of Highly Compensated Employees (as defined in section 414(q) of the Code).

  Section C.02. Highly Compensated Employee. This term is defined in Appendix D.
  ------------  ---------------------------

  Section C.03. The 401(k) Test. Sections C.03 to C.11 are intended to implement
  ------------  ---------------
the nondiscrimination requirements set forth in section 401(k) of the Code and the regulations under that section.

  Section C.04. K Percentage. This term means the average of the K Ratios,
  ------------  ------------
calculated separately for each Participant in a group. The K Ratio is the amount of all Tax-Deferred Contributions made to a Participant's Account for a Plan Year divided by the Participant's Compensation for that Plan Year.

  Section C.05. 401(k) Limit. In any Plan Year, the K Percentage for the group
  ------------  ------------
of Participants who are Highly Compensated Employees may not be more than the greater of--

  (a) the K Percentage of all other Participants multiplied by 1.25, or

  (b) the lesser of 2% plus the K Percentage of all other Participants or the K Percentage of all other Participants multiplied by 2.0.
This may be expressed by the following chart:


K Percentage for Nonhighly          Maximum K Percentage Allowed for Highly
   Compensated (Non-HC%)                          Compensated
- ---------------------------         ---------------------------------------
             0%                                        0%
Greater than 0%, up to 2%                         Non-HC% x 2
Greater than 2%, up to 8%                         Non-HC + 2%
          Over 8%                                Non-HC% x 1.25

  For purposes of this Section, the term "Participants" includes all Eligible Employees who could actively participate in the Plan (i.e., by making contributions) during a Plan Year whether or not they do actively participate in the Plan.

  Section C.06. Highly Compensated Individual K Percentage Limit Section C.06.
  ------------  -------------------------------------------------------------
Highly Compensated Individual K Percentage Limit Section C.06. Highly
- -------------------------------------------------------------  ------
Compensated Individual K Percentage Limit. If at the end of any Plan Year the K
- -----------------------------------------
Percentage for Highly Compensated Employee Participants exceeds the group limit in the previous Section, the Committee will determine the maximum individual K Percentage limit for Highly Compensated Employees. The maximum limit is a ceiling on each Highly Compensated Employee's individual K Percentage which, once imposed, would bring the group K Percentage for Highly Compensated Employee Participants within the limits imposed by the previous Section.

  Section C.07. Excess Tax-Deferred Contributions Section C.07. Excess Tax-
  ------------  ----------------------------------------------  ----------
Deferred Contributions Section C.07. Excess Tax-Deferred Contributions. In any
- -----------------------------------  ---------------------------------
Plan Year in which the K Percentage for Highly Compensated Employee Participants exceeds the 401(k) limit, the Excess Tax-Deferred Contributions are determined under this Section. The Excess Tax-Deferred Contributions for any Highly Compensated Employee Participant equals the excess of the Participant's Tax-Deferred Contributions for the Plan Year over (a) multiplied by (b) as follows:

  (a) the maximum individual K Percentage limit for Highly Compensated Employee Participants (see Section C.06);

  (b) the Participant's Compensation.

  Section C.08. Treatment of Excess Tax-Deferred Contributions Section C.08.
  ------------  -----------------------------------------------------------
Treatment of Excess Tax-Deferred Contributions Section C.08. Treatment of Excess
- -----------------------------------------------------------  -------------------
Tax-Deferred Contributions The Committee shall have excess Tax-Deferred
- --------------------------
Contributions either recharacterized as Standard Contributions (in accordance with IRS regulations) or repaid to the Participants making them along with earnings on the excess amounts.

  (a) Such earnings shall include amounts earned for the Plan Year in which the contributions were made and for the period between the end of the Plan Year and the date of distribution.

  (b) Any repayment under this Section must be made before the end of the Plan Year following the Plan Year to which the excesses are attributable.

  (c) Recharacterization will not occur with respect to any Highly Compensated Employee to the extent that the recharacterized amounts, in combination with Standard Contributions made by or on behalf of the Employee, exceed the maximum amount of Standard Contributions the Employee would be permitted to make under the Plan in absence of recharacterization.

  Section C.09. Effect on Supplemental Contributions Section C.09. Effect on
  ------------  -------------------------------------------------  ---------
Supplemental Contributions Section C.09. Effect on Supplemental Contributions.
- ---------------------------------------  ------------------------------------
It is possible as a result of Section 6.02 (the $9,500 limit) and/or the 401(k) test for a Participant's Basic Contributions to drop below 8%. If that happens, the Participant's Standard Supplemental Contributions for the Plan Year will be changed to Standard Basic Contributions to the extent possible to bring the total Basic Contributions back up to 8%. This is to prevent the Participant from losing any Company Matching Contributions, if possible.

  Section C.10. K Test Family Aggregation Section C.10. K Test Family
  ------------  --------------------------------------  -------------
Aggregation Section C.10. K Test Family Aggregation.
- ------------------------  -------------------------

  (a) If an Eligible Employee who is a Highly Compensated Employee is subject to the family aggregation rules under Appendix D, the combined K Ratio shall be the greater of:

       (1) The K Ratio determined by combining the Tax-Deferred Contributions, Compensation and any amounts treated as Tax Deferred Contributions of all the family members who are Highly Compensated Employees without regard to family aggregation, and

       (2) The K Ratio determined by combining the Tax-Deferred Contributions, Compensation and any amounts treated as Tax-Deferred Contributions of all the family members who are Eligible Employees.

If the amount determined under (1) exceeds the amount determined under (2), then it may be necessary, for purposes of correcting Excess Tax-Deferred Contributions of the family members under Section C.06, to calculate a K Ratio for the family members who are Eligible Employees who are not Highly Compensated Employees without regard to family aggregation. This K Ratio is determined by combining the Tax-Deferred Contributions, Compensation and any amounts treated as Tax-Deferred Contributions of these Employees.

  (b) The Tax-Deferred Contributions, Compensation and any amounts treated as Tax-Deferred Contributions of all family members are disregarded for purposes of determining the K Ratio for the group of Highly Compensated Employees and non-Highly Compensated Employees, except to the extent taken into account in (a) of this Section.

  (c) If an Employee is required to be aggregated as a member of more than one family group, all Eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

  Section C.11. K Test Family Adjustments Section C.11. K Test Family
  ------------  --------------------------------------  -------------
Adjustments Section C.11. K Test Family Adjustments. Adjustments to family
- ------------------------  -------------------------
members aggregated under the provisions of Appendix D are made as follows:

  (a) If the K Ratio of the Highly Compensated Employee is determined under Section C.10(a)(2), then the K Ratio is reduced as required under Section C.06 and the Excess Tax-Deferred Contributions for the family unit shall be allocated among the family members in proportion to the Tax-Deferred Contributions that are combined to determine the K Ratio.

  (b) If the K Ratio of the Highly Compensated Employee is determined under Section C.10(a)(1), then the K Ratio is reduced as required by Section C.06 in two steps.

       (1) First, the K Ratio is reduced as required under Section C.06, but not below the K Ratio of the group of family members who are Eligible Employees but not Highly Compensated Employees without regard to family aggregation. Excess Tax-Deferred Contributions are determined by taking into account the contributions of the family members whose contributions were combined to determine the K Ratio of the Highly Compensated Employee under Section C.10(a)(1), and shall be allocated among such family members in proportion to each such family member's Tax-Deferred Contributions.

       (2) If further reduction of the K Ratio is required under Section C.06, Excess Tax-Deferred Contributions resulting from this reduction are determined by taking into account the contributions of all the family members who are Eligible Employees and are allocated among such family members in proportion to the Tax-Deferred Contributions of each family member.

  Section C.12. The 401(m) Test Section C.12. The 401(m) Test Section C.12. The
  ------------  ----------------------------  ----------------------------  ---
401(m) Test. Sections C.13 to C.19 are intended to implement the
- -----------
nondiscrimination requirements set forth in section 401(m) of the Code and the regulations under that section. The limitations of this section will be imposed after the operation of the 401(k) test.

  Section C.13. S&C Percentage Section C.13. S&C Percentage Section C.13. S&C
  ------------  ---------------------------  ---------------------------  ---
Percentage. This term means the average of the S&C Ratios, calculated separately
- ----------
for each Participant in a group. The S&C Ratio is the amount of all Standard and Company Matching Contributions made to a Participant's Account for a Plan Year divided by the Participant's Compensation for that Plan Year.

  Section C.14. Highly Compensated Group Contribution Limit Section C.14. Highly
  ------------  --------------------------------------------------------  ------
Compensated Group Contribution Limit Section C.14. Highly Compensated Group
- -------------------------------------------------  ------------------------
Contribution Limit. In any Plan Year, the S&C Percentage for the group of Highly
- ------------------
Compensated Participants may not be more than the greater of --

  (a) the S&C Percentage of all other Participants multiplied by 1.25, or

  (b) the S&C Percentage of all other Participants plus 2%.

This is also expressed by the following chart:


S&C Percentage for Nonhighly       Maximum S&C Percentage Allowed for Highly
    Compensated (Non-HC%)                         Compensated
- ----------------------------       -----------------------------------------
               0%                                     0%
  Greater than 0%, up to 2%                      Non-HC% x 2
  Greater than 2%, up to 8%                      Non-HC% + 2
             Over 8%                            Non-HC% x 1.25


  Section C.15. Highly Compensated Individual S&C Limit. If at the end of any
  ------------  ---------------------------------------
Plan Year the S&C Percentage for Highly Compensated Employee Participants exceeds the group limit in the previous Section, the Committee will determine the maximum individual S&C percentage limit for Highly Compensated Employee Participants. The maximum limit is a ceiling on each Highly Compensated Employee Participant's individual S&C percentage which, once imposed, would bring the group S&C Percentage for Highly Compensated Employee Participants within the limits imposed by the previous Section.

  Section C.16. Excess S&C Contributions. In any Plan Year in which the S&C
  ------------- ------------------------
Percentage for Highly Compensated Employee Participants exceeds the S&C limits, the Excess S&C Contributions are determined under this Section. The Excess S&C Contributions for any Highly Compensated Employee Participant equals the excess of the Participant's Standard and Company Matching Contributions for such Plan Year over (a) multiplied by (b) as follows:

  (a) the maximum individual S&C limit for Highly Compensated Employee Participants (see Section C.15);

  (b) the Participant's Compensation.

  Section C.17. Treatment of Excess S&C Contributions. Excess S&C Contributions
  ------------  -------------------------------------
are treated as follows:

  (a) Participant contributions are repaid to a Participant along with earnings on the repaid amounts.

  (b) Company Matching Contributions are forfeited along with their earnings and applied to reduce future Company contributions to the Plan. Repayments and forfeitures must be made before the end of the Plan Year following the Plan Year to which the excess amounts are attributable.

  (c) Earnings shall include amounts earned for the Plan Year in which the contributions were made and for the period between the end of the Plan Year and the date of distribution or forfeiture.

  Section C.18. M Test Family Aggregation.
  ------------  -------------------------

  (a) If an Eligible Employee who is a Highly Compensated Employee is subject to the family aggregation rules under Appendix D, the combined S&C Ratio shall be the greater of:

       (1) The S&C Ratio determined by combining the Standard and Company Contributions Compensation and any amounts treated as Company Matching Contributions of all the family members who are Highly Compensated Employees without regard to family aggregation, and

       (2) The S&C Ratio determined by combining the Standard and Company Contributions, Compensation and any amounts treated as Company Matching Contributions of all the family members who are Eligible Employees.

  If the amount determined under (1) exceeds the amount determined under (2), then it may be necessary, for purposes of correcting Excess S&C Contributions of the family members under Section C.14, to calculate a S&C Ratio for the family members who are Eligible Employees who are not Highly Compensated Employees without regard to family aggregation. This S&C Ratio is determined by combining the Standard and Company Contributions, Compensation and any amounts treated as Company Matching Contributions of these Employees.

  (b) The Standard and Company Contributions, Compensation and any amounts treated as Company Matching Contributions of all family members are disregarded for purposes of determining the S&C Ratio for the group of Highly Compensated Employees and non-Highly Compensated Employees, except to the extent taken into account in (a) of this Section.

  (c) If an Employee is required to be aggregated as a member of more than one family group, all Eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

  Section C.19. M Test Family Adjustments. Adjustments to family members
  ------------  -------------------------
aggregated under the provisions of Appendix D are made as follows:

  (a) If the S&C Ratio of the Highly Compensated Employee is determined under Section C.18(a)(2), then the S&C Ratio is reduced as required under Section C.14 and the Excess S&C Contributions for the family unit shall be allocated among the family members in proportion to the Standard and Company Matching Contributions that are combined to determine the S&C Ratio.

  (b) If the S&C Ratio of the Highly Compensated Employee is determined under Section C.18(a)(1), then the S&C Ratio is reduced as required by Section C.14 in two steps.

       (1) First, the S&C Ratio is reduced as required under Section C.14, but not below the S&C Ratio of the group of family members who are Eligible Employees but not Highly Compensated Employees without regard to family aggregation. Excess S&C Contributions are determined by taking into account the contributions of the family members whose contributions were combined to determine the S&C Ratio of the Highly Compensated Employee under Section C.18(a)(1), and shall be allocated among such family members in proportion to each such family member's Standard and Company Matching Contributions.

       (2) If further reduction of the S&C Ratio is required under Section C.14, Excess S&C Contributions resulting from this reduction are determined by taking into account the contributions of all the family members who are Eligible Employees and are allocated among such family members in proportion to the Standard and Company Matching Contributions of each family member.

  Section C.20. Reductions During the Year. The provisions of this Appendix in
  ------------  --------------------------
no way restrict the Committee's ability to reduce the amount of contributions which may be made during a Plan Year in order to try to prevent the Plan from exceeding the limits in this Appendix.

  Section C.21. Multiple Use of the Alternative Limitation. In addition, the
  ------------  ------------------------------------------
Plan may not make multiple use of the alternative limitation, as provided in section 1.401(m)-2 of the IRS regulations, which is incorporated here by reference.

  Section C.22. Unmatched Company Contributions. If as the result of the
  ------------  -------------------------------
operation of Section 6.02 (the $7,000 limit) and/or the 401(k) test and/or the 401(m) test, a Participant's Basic Contributions are reduced so that Company Matching Contributions previously made are no longer matched by sufficient Participant contributions, the Participant's Company Matching Contributions will be reduced to properly match the Participant's remaining contributions. The excess Company Matching Contributions will be forfeited and applied to reduce future Company Contributions to the Plan.

  Section C.23. Employee Stock Ownership Plan. Amounts allocated under an
  ------------  -----------------------------
employee stock ownership plan described in section 4975(e)(7) of the Code are not counted under the 401(k) test or the 401(m) test for the rest of the Plan. Instead amounts allocated under the employee stock ownership plan must be tested separately, and may employ the "alternative limitation" under section 1.401(m)-2 of the IRS regulations without regard to whether the alternative limitation is used for testing under the rest of the Plan. In the year of the adoption of the employee stock ownership plan, the disaggregation of the employee stock ownership plan and the remainder of the Plan will be effective back to the beginning of the Plan year of adoption.

  Section C.24. Compensation. For purposes of this Appendix, Compensation means
  ------------  ------------
Compensation as defined under section 414(s) of the Code.

                                   APPENDIX D
                          HIGHLY COMPENSATED EMPLOYEES

  Section D.01. Highly Compensated Employee. An Employee is considered a Highly
  ------------  ---------------------------
Compensated Employee in any Plan Year if he or she or she performs services for the Affiliated Companies during the Plan Year and is considered a Highly Compensated Employee under the rules of Sections D.03-D.06. Employees who terminate employment with the Affiliated Companies before a Plan Year begins or who perform no services during the year (i.e., on leave of absence) can not be Highly Compensated Employees for that Year.

  Section D.02. Highly Compensated Participant. This means any Highly
  ------------  ------------------------------
Compensated Employee who is an active participant in the Plan at any time during the Plan Year.

  Section D.03. Lookback Year Determination. A Participant is considered a
  ------------  ---------------------------
Highly Compensated Employee in the current Plan Year if, during the preceding Plan Year, the Participant--

  (a)  was a 5% owner;

  (b) received compensation from the Company in excess of $75,000 (as indexed);

  (c) received compensation from the Company in excess of $50,000 (as indexed) and was in the top-20% of Counted Employees by compensation for such Plan Year, or

  (d)  was an officer.

  Section D.04. Current Year--5%-Owners. A Participant is considered a Highly
  ------------  -----------------------
Compensated Employee for the current Plan Year under this Section if he or she or she was a 5%-owner during the Plan Year.

  Section D.05. Current Year--Others. A Participant will be considered a Highly
  ------------  --------------------
Compensated Employee for the current Plan Year under this Section only if he or she or she was among the top-100 Employees by Compensation during the Current Year and:

  (a) received compensation from the Company in excess of $75,000 (as indexed), or

  (b) received compensation from the Company in excess of $50,000 (as indexed) and was in the top-20% group of Counted Employees by compensation for such Plan Year; or

  (c)  was an officer.

  Section D.06. Special Election. In accordance with regulations prescribed by
  ------------  ----------------
the IRS, an election may be made to determine Highly Compensated Employees by counting those earning over $50,000 (as indexed) without regard to whether or not they are in the top 20%.

  Section D.07. Five-Percent Owners. For purposes of this Section, an Employee
  ------------  -------------------
is treated as a 5%-owner in a Plan Year if at any time during the Plan Year the Employee owned more than

5% of the outstanding stock of any member of the Affiliated Companies or stock possessing more than 5% of the total combined voting power of such stock.

  (a) An Employee will be deemed to own not only his or her or her own stock but also any stock which he or she or she is treated as owning by section 318 of the Code. In addition, Code section 318(a)(2)(C) is applied by substituting "5%" for "50%".

  (b) The rules of subsections (b), (c), (m) and (o) of section 414 of the Code, which treat different but related employers as a single employer, do not apply for purposes of determining whether an Employee owns more than 5% of any member of the Affiliated Companies. That is, an Employee who owns more than just over 5% of a single subsidiary is a 5%-owner.

  Section D.08. Top-20% Group. An Employee is in the top-20% group of Counted
  ------------  -------------
Employees for any Plan Year if he or she or she is in the group consisting of the top 20% of the Counted Employees when ranked on the basis of compensation paid during the Plan Year.

  Section D.09. Counted Employees. Counted Employees for any year include all
  ------------  -----------------
Employees who perform services for the Affiliated Companies during the year except for Excluded Employees described in the next Section.

  (a) Employees who terminate employment with the Affiliated Companies during the year are still considered Counted Employees.

  (b) Employees who have not terminated employment before the year begins but who perform no services for the Affiliated Companies during the year (i.e., those on leave of absence) are not considered Counted Employees. This is so even if they receive Compensation from the Company during the year.

  Section D.10. Excluded Employees. The following employees are excluded from
  ------------  ------------------
the definition of Counted Employees:

  (a) Employees who have not completed 6 months of service;

  (b) Employees who normally work less than 17-1/2 hours per week;

  (c) Employees who normally work during not more than 6 months during any year; and

  (d) Employees who have not attained age 21.

  Section D.11. Nonresident Aliens. For purposes of this Appendix, nonresident
  ------------  ------------------
aliens who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Affiliated Companies which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) shall not be considered Employees.

  Section D.12. Definition of Officers. An Employee is considered an "officer"
  ------------  ----------------------
in any year only if he or she or she was both an officer of a member of the Affiliated Companies during that year and also received compensation greater than 50% of the amount of the Code Section 415 dollar limit for defined benefit plan benefits (i.e., $90,000 as indexed) for such Plan Year.

  Section D.13. Maximum Number of Officers. No more than 50 Employees may be
  ------------  --------------------------
separately counted as officers under Section D.03 and D.05. If less than 50, then the limit on counted officers is the greater of 3 or 10% of the Employees, excluding those not counted under Section D.10. If there are more than fifty officers that might be counted under either Section, then for each Section only the fifty officers having the highest annual Compensation during the current year (under Section D.05) or the preceding year (under Section D.03) are counted. Since 50 officers may be selected under each of those Sections separately, it is possible to have up to 100 Employees considered as officers in total. If no Employees has compensation greater than 50% of the amount of the Code Section 415 dollar limit for defined benefit plan benefits for the Plan Year, then the officer receiving the highest Compensation is counted as the sole officer.

  Section D.14. Family Aggregation for 5%-Owners and Top-10. Participants who
  ------------  -------------------------------------------
are 5%-owner or one of the 10 Highly Compensated Employees paid the most compensation during a year are subject to the family aggregation rules in the next Section. These rules apply separately for Section D.03 and D.05 so that the "top 10" group may include as many as 20 Employees. The determination of whether an Employee is a 5%-owner or a "top 10" Employee is made before the family aggregation rules are applied.

  Section D.15. Rules for Family Aggregation. The family aggregation rules work
  ------------  ----------------------------
as follows:

  (a) A 5%-Owner or "top 10" Employee is combined with any members of his or her or her family who are also Employees. This means that the whole family is treated as a single Highly Compensated Employee for testing purposes.

  (b) All Compensation paid to all the family members who are Employees (and any contribution to the Plan on behalf of the family members) are treated as if it were paid to (or on behalf of) the Highly Compensated Employee.

  Section D.16. Definition of Family Member. The term "family" includes an
  ------------  ---------------------------
Employee's spouse and lineal ascendants (i.e., parents and grandparents) or descendants (i.e., children and grandchildren) and their spouses. A person is considered a family member for an entire year if they are a family member on any day during the year.

  Section D.17. Family Rules and the Top-20% and Top-100 Groups. The
  ------------  -----------------------------------------------
determination of those who are included in the top-20% group and the top-100 group are made before the family aggregation rules are applied.

  Section D.18. Compensation. For purposes of this Appendix, the term
  ------------  ------------
"compensation" means all amounts paid to the Employee by the Affiliated Companies which is treated as "Compensation" under section 415(c)(3) of the Code plus salary reduction contributions to a cafeteria plan, a 401(k) plan or a simplified employee pension. This includes amounts paid to the Employee during the entire Plan Year even if the Employee was an active participant in the Plan only for part of the year.

                                   APPENDIX E
                               CHANGE IN CONTROL

  Section E.01. In General. For purposes of this Plan, a Change in Control is
  ------------  ----------
the occurrence of one or more of the events described in the following sections of this Appendix E.

  Section E.02. Merger, Consolidation of Sale of Assets. There shall be
  ------------  ---------------------------------------
consummated:

  (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the shareholders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

  (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

  Section E.03. Plan of Liquidation or Dissolution. The stockholders of the
  ------------  ----------------------------------
Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

  Section E.04. Tender Offer or Substantial Acquisition of Shares.
  ------------  -------------------------------------------------

  (a) Any person (as such term is defined in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any common stock of the Company (or securities convertible into the Company's common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of common stock (or securities convertible into common stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or

  (b) Any person, corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of the Company's Board calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities, unless, prior to the person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute Change in Control.

  Section E.05. Substantial Change in Composition of Board. At any time during
  ------------  ------------------------------------------
any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

                                   EXHIBIT AA


  The Employing Companies under this Plan shall include only those entities which became part of the Northrop Grumman affiliated group as a result of Northrop Grumman's acquisition of the Westinghouse Electric Corporation Electronics Systems Group, and only to the extent of:

  (a) former Westinghouse employees who participated in the Predecessor Plan and who became employees of the Northrop Grumman affiliated group on March 1, 1996 as a result of the Electronics Systems Group acquisition, and

  (b) new hires, on or after March 1, 1996, who work at the same locations as the employees described in (a).